UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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Marsh & McLennan Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the MMC Annual Meeting of Stockholders to be held on May 15, 2008: This proxy statement and MMC’s 2007 Annual Report are available at http://www.proxy08.mmc.com.

Dear MMC Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 15, 2008 in the second floor auditorium at 1221 Avenue of the Americas, New York, New York.

In addition to addressing the matters described in this proxy statement, we will use the meeting as an opportunity to report on MMC’s recent activities. You will be able to ask questions, and to meet your company’s directors and senior executives.

Whether or not you plan to attend the annual meeting, your vote is important and we urge you to participate in electing directors and deciding the other matters described in this proxy statement. This proxy statement explains how to vote.

Very truly yours,

BRIAN DUPERREAULT

President & Chief Executive Officer

[                ], 2008

MARSH & McLENNAN COMPANIES, INC.

1166 Avenue of the Americas

New York, New York 10036-2774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Time:	10:00 a.m. Local Time
Date:	May 15, 2008
Place:	Second Floor Auditorium

1221 Avenue of the Americas

New York, New York

Purpose:

1.	To elect four persons to serve as Class I directors for a new three-year term; and two persons to serve as Class III directors for the remaining two-year term of that class;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

3.	To vote on a company-sponsored proposal to amend MMC’s Restated Certificate of Incorporation to eliminate MMC’s classified Board structure;

4.	To vote on one stockholder proposal; and

5.	To conduct any other business that may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of all director nominees, “FOR” the ratification of the selection of Deloitte & Touche LLP, “FOR” the amendment of the Restated Certificate of Incorporation, and “AGAINST” the stockholder proposal.

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about [                ], 2008. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of MMC’s 2007 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2007. In these materials we refer to Marsh & McLennan Companies, Inc. as “MMC,” “we” and “our.”

Only stockholders of record on March 20, 2008 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of MMC common stock as of that date in order to enter the meeting.

Your vote is important. If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials by e-mail or regular mail, you may cast your vote by telephone or over the Internet by following the instructions in the notice. If you received this proxy statement by regular mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

LUCIANA FATO

Corporate Secretary

[                ], 2008

INFORMATION ABOUT OUR ANNUAL MEETING

AND SOLICITATION OF PROXIES

Why did I receive a Notice regarding the Internet Availability of Proxy Materials instead of printed copies of these materials in the mail this year?

This year, in accordance with new rules promulgated by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders over the Internet. Accordingly, most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. Stockholders who are current employees of MMC or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Certain stockholders who have made a permanent election to receive proxy materials in hard copy will receive a full set of the materials in the mail. For those who wish to receive a paper or e-mail copy of the proxy materials, the Notice contains instructions on how to do so.

Who can vote on the matters being decided at the annual meeting?

With respect to each matter properly brought before the meeting, each stockholder (of record or beneficial) who held shares as of March 20, 2008, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date.

Stockholders of Record: If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent BNY Mellon, you are a stockholder of record and we sent you a Notice. As a stockholder of record, you may vote in person at the meeting or by proxy. In accordance with Delaware law, a list of MMC’s common stockholders of record as of the record date will be available for inspection at the principal executive offices of MMC at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting. As of the record date, there were outstanding              shares of MMC common stock entitled to vote.

Beneficial (“Street Name”) Stockholders: If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name” and a Notice was sent to you by that intermediary. The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

How do I vote?

Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you hold shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the Notice or voting instruction card provided to you by that organization. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

You may vote in the following manner:

By Telephone or the Internet—Stockholders may vote their shares via telephone or the Internet as instructed in the Notice or the proxy card. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

By Mail—Stockholders who have requested hard copies of the proxy materials may choose to vote by mail and, if they so choose, should complete, sign and date their proxy card or voting instruction card and mail it in the pre-addressed envelope that accompanied the delivery of the paper proxy materials. Note that if you sign and return a proxy card or voting instruction card but do not specify how to vote, your shares will be voted with management, which will be in favor of our director nominees, in favor of Items 2 and 3 and against Item 4.

Can I vote my shares in person at the annual meeting?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting in order to ensure that your vote is counted. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from the intermediary that holds your shares a valid proxy giving you the right to vote the shares, and bring that proxy to the meeting.

Can I change my vote?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting, or (iii) sending written notification of revocation addressed to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Luciana Fato, Corporate Secretary

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided; or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending the meeting and voting in person.

Who can attend the annual meeting?

Stockholders (of record or beneficial), their proxy holders and MMC’s guests may attend the meeting. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder (i.e., the broker, bank, trustee or other intermediary organization that holds your shares) indicating that you were the beneficial owner of the shares on March 20, 2008.

What are the requirements to conduct business at the annual meeting?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

At the 2008 annual meeting, the election of directors will be “uncontested,” meaning that the number of nominees does not exceed the number of directors to be elected. MMC’s by-laws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions and broker nonvotes with respect to a nominee’s election will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome.

MMC’s Guidelines for Corporate Governance address the procedures to be followed if an incumbent director standing for reelection in an uncontested election of directors fails to receive a majority of the votes cast. See “Director Election Voting Standard” at page 11.

Other Proposals

Item 2 (Ratification of Selection of Independent Registered Public Accounting Firm) and Item 4 (Stockholder Proposal Regarding Disclosure of Political Contributions) will be decided by the affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual meeting. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes will not.

Item 3 (Company Proposal to Amend MMC’s Restated Certificate of Incorporation to Eliminate Classified Board Structure) will be decided by the affirmative vote of a majority of the shares of MMC common stock outstanding and entitled to vote at the annual meeting.

Significance of “Broker Nonvotes”

The rules of the New York Stock Exchange (“NYSE”) provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. If the broker has not received voting instructions from the client, the broker may submit a proxy but may not vote the client’s shares on the matter(s) for which instructions were required but not provided. When a broker submits a proxy but refrains from voting in this way, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to the non-routine matters being addressed at the annual meeting; however, they are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, Item 3 and Item 4 described in this proxy statement are considered non-routine.

Could additional matters be decided at the annual meeting?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

Who conducts the annual meeting?

The chairman of MMC’s Board of Directors acts as chairman of the annual meeting, and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

Who will count the votes at the annual meeting?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

How may I obtain electronic delivery of proxy materials in the future?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic delivery option by following the instructions provided when you vote over the Internet. Active employees of MMC who hold MMC stock in employee stock plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you hold your shares beneficially in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

What is “householding”?

Holders of Record and in Employee Benefit Plan Accounts

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record or who hold shares in certain of our employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate control numbers for voting, in the case of those receiving the Notice, or, separate proxy cards, in the case of those who receive hard copies of the proxy materials. Householding does not in any way affect dividend check mailings.

If you hold MMC stock of record or in an employee benefit plan account and currently are subject to householding but prefer to receive separate copies of proxy materials and other stockholder communications from MMC, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Stockholders

A number of brokerages and other institutional holders of record have implemented householding. If you hold your shares beneficially in street name, please contact your broker or other intermediary holder of record to request information about householding.

How may I obtain another set of proxy materials?

This proxy statement and our 2007 Annual Report can be viewed on (and printed from) our website at http://www.proxy08.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone MMC’s office of Investor Relations at (212) 345-5475 or write to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Investor Relations

Who will bear the cost of this proxy solicitation?

We pay the expenses of preparing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of MMC common stock.

In addition to this mailing, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or agents. We have retained Georgeson Shareholder Communications Inc. as our agent to assist in the proxy solicitation at a fee of approximately $10,000, plus expenses. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

CORPORATE GOVERNANCE

We describe highlights of MMC’s corporate governance environment below, and also in the next section of this proxy statement, captioned “Board of Directors and Committees.” MMC’s key corporate governance materials are available online at http://www.mmc.com/corpgov.html, and will be sent in hard copy to any stockholder who so requests.

Enhanced Corporate Governance Environment

The Board of Directors has taken a series of actions designed to enhance MMC’s corporate governance environment. Highlights of these actions include:

■	Increased Board Independence. The Board has increased its independence. Currently, 11 of MMC’s 12 directors are independent.

■	CEO/Chairman Separation. In 2005, we separated the roles of chief executive officer and non-management chairman. In 2006, we confirmed this approach as a general matter of MMC policy.

■	Majority Voting in Director Elections. In 2006, the Board amended MMC’s by-laws to provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

■

Shareholder Reelection of Board-Elected Directors. In 2006, the Board adopted a policy that any new director elected by the Board during the interim between annual meetings will be subject to reelection by stockholders at the next annual meeting.

■

Offer to Resign upon Change in Circumstances. In 2006, the Board adopted a policy stating that any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

■

Senior Executive Equity Ownership Requirements. In 2006, the Board approved equity ownership standards for senior executives, requiring senior management to acquire, within five years, shares with a value equal to a multiple of base salary.

■	Director Equity Ownership Requirements. In 2006, the Board established an affirmative requirement that directors acquire and hold a minimum of $100,000 worth of MMC equity.

■

Compensation Structure for Non-Management Directors. In 2007, the Board revamped its director compensation structure to provide greater transparency to investors; among other steps, the Board abolished meeting fees and retainers for non-chair committee membership.

■

Shareholder Approval of Severance Agreements. In 2007, the Compensation Committee approved a policy requiring that MMC obtain stockholder approval for severance agreements with certain senior executive officers that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual short-term incentive award. This policy is discussed in more detail in “2007 Corporate Governance Initiatives and Executive Compensation” at page 30.

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“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. In 2007, the Compensation Committee directed that a “double-trigger” condition apply to the vesting of all equity-based awards granted after March 15, 2007 upon a change in control of MMC. This policy is discussed in more detail in “2007 Corporate Governance Initiatives and Executive Compensation” at page 30.

■

Bonus “Clawback” Policy. In 2007, the Compensation Committee adopted a policy that MMC will seek to recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement. This policy is discussed in more detail in “2007 Corporate Governance Initiatives and Executive Compensation” at page 30.

Guidelines for Corporate Governance

MMC’s Guidelines for Corporate Governance (our “Governance Guidelines”) are the means by which MMC and the Board of Directors formally express many of our governance policies. The Governance Guidelines were initially adopted by the Board in May 2003. The Board has subsequently amended them from time to time. The Governance Guidelines are posted on our website at http://mmc.com/about/GuidelinesCorporateGovernance.pdf.

The Governance Guidelines address a range of corporate governance matters, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

■	Specific Board functions, such as:

☐	evaluation of CEO performance and approval of CEO compensation;

☐	reviewing MMC’s strategic and operating plans, financial objectives and major corporate actions;

☐	assessing major risks facing MMC and options for their mitigation;

☐	overseeing the integrity of MMC’s financial statements and financial reporting processes;

☐	ensuring the adequacy of MMC’s processes for legal and ethical compliance; and

☐	monitoring the effectiveness of MMC’s corporate governance practices. (Section B)

■	CEO/chairman separation. (Section F.2)

■	CEO succession planning and management development. (Section C)

■	Majority voting in director elections. (Section E.3)

■	Stockholder reelection of directors elected by the Board between annual meetings. (Section E.4)

■	Director qualification standards and director independence. (Sections D.2 and D.3)

■	Retirement requirements for non-management directors. (Section E.6)

■	Executive sessions of non-management directors, which MMC holds at every in-person meeting of the Board. (Section H.3)

■	Limits on other public board service. (Section D.5)

■	Director and senior management stock ownership requirements. (Sections K.2 and K.3)

■	Board access to management and outside advisors. (Section I)

Director Independence

The Board has determined that all directors other than Mr. Duperreault are independent. With 11 independent directors out of 12, the Board has satisfied its objective that a substantial majority of MMC’s directors should be independent of management.

For a director to be considered “independent,” the Board must affirmatively determine that the director has no direct or indirect material relationship with MMC. The Board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. MMC’s director independence standards are set forth as Annex A to our Governance Guidelines. With respect to Mr. Nolop, the Board considered, at the time he joined the Board and until March 2008, that he was an executive officer of a company that received payments from MMC for services which did not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues in any of the last three fiscal years.

All members of the Audit, Compensation, Compliance, and Directors and Governance Committees must be independent directors as defined by MMC’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC and NYSE independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from MMC or any of its subsidiaries, other than their directors’ compensation. Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

Codes of Conduct

MMC’s reputation is fundamental to our business. MMC’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, MMC has adopted a Code of Business Conduct and Ethics, which applies to all of the above individuals. MMC has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. Both of these codes are posted on the MMC website at http://www.mmc.com, and print copies are available to any stockholder upon request. We would disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

Review of Related-Person Transactions

MMC maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between MMC and related persons. The policy is administered by the Directors and Governance Committee with assistance from MMC’s corporate secretary.

The policy applies to any “related-person transaction.” This means a transaction (i) to which MMC is a party, (ii) which involves an aggregate value of $120,000 or more, and (iii) in which a related person has a direct or indirect material interest. A “related person” means a director or executive officer of MMC, a nominee for election as a director of MMC, a beneficial owner of more than five percent of MMC’s outstanding common stock, or an immediate family member of any of the foregoing persons.

In determining whether to approve or ratify a related-person transaction, the Directors and Governance Committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to MMC; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction; and the potential impact of the transaction on any MMC director’s independence. The Directors and Governance Committee will approve or ratify the related-person transaction only if the Committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of MMC and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related-person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Directors and Governance Committee will participate in any review or determination with respect to a related-person transaction if the Committee member or any of his or her immediate family members is the related person.

Communicating Concerns Regarding Accounting Matters

MMC’s Audit Committee has established procedures to enable anyone who has a concern about MMC’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing or by telephone, as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Corporate Secretary

1166 Avenue of the Americas

New York, New York 10036-2774

By telephone to the MMC Ethics & Compliance Line:

Canada & the U.S.: 1-800-381-2105

Outside Canada & the U.S, use your country’s AT&T Direct® service number to reach the MMC Ethics & Compliance Line toll-free.

Further details of MMC’s procedures for handling complaints and concerns of employees and other interested parties regarding accounting matters are posted on our website at http://www.mmc.com/corpgov.html. MMC policy prohibits retaliation against anyone who raises an integrity concern of the type described above.

Communicating with Directors

Holders of MMC securities and other interested parties may send communications to the Board of Directors or to the non-management directors as a group by mail (addressed to the Corporate Secretary) or by telephone as indicated above.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition, Leadership and Size

Our Board of Directors currently has 12 members. The only member of management who serves on the Board is Brian Duperreault, MMC’s president and chief executive officer. Stephen R. Hardis is the Board’s non-management chairman.

As stated in our Governance Guidelines, the Board of Directors has determined that 10–14 directors is currently its appropriate size. The Board believes this range is sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The Board also believes this range is flexible enough to permit the recruitment, if circumstances so warrant, of any outstanding director candidate in whom the Board may become interested at a future time. The Directors and Governance Committee periodically reviews the size of the Board and recommends changes as appropriate.

Director Qualifications and Nomination Process

As provided in our Governance Guidelines, prospective MMC directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all MMC stockholders rather than any particular interest group. In addition, the Board evaluates director candidates by reference to the following criteria (which are not listed in any order of importance): (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to MMC in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the Board deems appropriate.

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at MMC’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority, when circumstances so warrant, to identify, screen and recommend to the Board potential new director candidates. Pursuant to its charter, the Directors and Governance Committee has authority to retain the services and approve the fees and retention terms of any search firm used to help the Committee identify director candidates. In 2007, the Committee retained one such search firm for that purpose. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board, taking into account, among other things, the Board’s current mix and diversity of skills, backgrounds and experience.

Stockholder Recommendations for Director Candidates

The Directors and Governance Committee will consider director candidates recommended in writing by stockholders. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at an upcoming annual meeting of stockholders must be received not later than 90 days prior to the anniversary date of the previous year’s annual meeting (except that, if MMC calls the upcoming annual meeting for a date that is not within 30 days before or after the anniversary date of the previous year’s annual meeting, MMC must receive the submission not later than the close of business on the fifteenth day following the day on which MMC mailed notice of or otherwise publicly disclosed the date of the upcoming annual meeting).

The written recommendation must demonstrate that it is being submitted by a stockholder (beneficial or of record) of MMC, and must include information about the recommended director candidate, including name, age, business address, principal occupation, principal qualifications and other information, as specified in Article II of MMC’s by-laws. In addition, the stockholder must confirm that the recommended individual would consent to serve as a director, if nominated and elected. Such recommendations should be sent to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Directors and Governance Committee

c/o Luciana Fato, Corporate Secretary

Director Election Voting Standard

MMC’s by-laws provide that in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. See the discussion under “What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?” at page 3 above.

In connection with the MMC’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

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An incumbent director who fails to receive the required number of votes for reelection at a meeting of stockholders shall offer to resign, and the Board shall nominate for election only director candidates who agree to tender to the Board, promptly following their election, an irrevocable resignation that will be effective upon (i) such director’s failure to receive the required number of votes for reelection at the next meeting of stockholders at which he or she faces reelection and (ii) the Board’s acceptance of such resignation.

■

Following a meeting of stockholders at which an incumbent director who was a nominee for reelection does not receive the required number of votes for reelection, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

■

If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board. If the Board rejects a director’s resignation, the director shall, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Attendance

The Board held 17 meetings, including telephonic meetings, during 2007. The average attendance by directors at meetings of the Board and its committees held during 2007 was approximately 93%. All directors attended at least 75% of the meetings of the Board and committees on which they served. Barring unforeseen circumstances, all directors are expected to attend our annual meeting of stockholders in 2008. All of our then current directors were present at the 2007 annual meeting.

Tenure

MMC’s by-laws and Guidelines for Corporate Governance provide that a non-management director shall retire at the annual meeting following his or her 72nd birthday, unless he or she has been a director for less than ten years. In that case, the non-management director shall retire at the annual meeting following the earlier of ten years of service or reaching age 75. Directors who are employees of MMC, in the normal course, resign from the Board when their employment ceases.

Execu tive Sessions

The non-management directors meet in executive session without management at every regularly scheduled in-person Board meeting. The chairman of the board presides at these meetings.

Committees

Our Board has established an Audit Committee, a Compensation Committee, a Compliance Committee (which is a subcommittee of the Audit Committee), a Directors and Governance Committee, a Finance Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair generally reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation, Compliance and Directors and Governance Committees is limited to independent directors. The charters for these committees can be viewed on our website at http://www.mmc.com/corpgov.html. Printed copies are available to any stockholder upon request.

The table below indicates current committee assignments and the number of times each committee met in 2007:

Director	Audit		Compliance		Compensation		Directors and Governance		Finance		Executive
Leslie M. Baker, Jr.	X		X						X	(chair)
Zachary W. Carter	X		X	(chair)							X
Brian Duperreault(1)									X		X
Oscar Fanjul					X				X
Stephen R. Hardis					X		X		X		X	(chair)
Gwendolyn S. King							X	(chair)			X
Lord Lang					X	(chair)	X		X		X
Bruce P. Nolop(2)	X								X
Marc D. Oken	X	(chair)							X		X
David A. Olsen	X		X
Morton O. Schapiro					X		X
Adele Simmons							X

2007 Meetings(3)	14		7		10		6		5		1

(1)	Mr. Duperreault became a director and MMC’s president and chief executive officer on January 29, 2008.

(2)	Mr. Nolop became a director on January 16, 2008.

(3)	Includes telephonic meetings.

Audit Committee

The Audit Committee is charged with assisting the Board in fulfilling its oversight responsibilities with respect to:

■	the integrity of MMC’s financial statements;

■	the qualifications, independence and performance of MMC’s independent registered public accounting firm;

■	the performance of MMC’s internal audit function; and

■	compliance by MMC with legal and regulatory requirements.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by MMC’s independent registered public accounting firm. MMC’s independent registered public accounting firm reports to the Audit Committee. All members of the Audit Committee are independent as required by MMC, the listing standards of the NYSE and the SEC’s audit committee independence rules.

All members of the Audit Committee are “financially literate,” as defined by the NYSE and determined by the Board. The Board has determined that Marc D. Oken and Bruce P. Nolop have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compliance Committee

The Compliance Committee is a subcommittee of the Audit Committee. Among other things, the Compliance Committee:

■	assists the Board with the oversight of MMC’s compliance with legal and regulatory requirements;

■

monitors Marsh’s compliance with the standards of conduct mandated by the January 2005 settlement agreement among MMC, Marsh, the New York Attorney General and the New York Department of Insurance; and

■	discharges such other responsibilities relating to compliance oversight as the chair of the Audit Committee may assign to the Compliance Committee from time to time.

Compensation Committee

Among other things, the Compensation Committee:

■	evaluates the performance and determines the compensation of MMC’s president and chief executive officer;

■	reviews and approves the compensation of other senior executives; and

■	makes recommendations to the Board with respect to MMC’s incentive compensation plans and equity-based plans, and discharges the responsibilities of the Committee set forth in these plans.

All members of the Compensation Committee are independent as required by MMC and the listing standards of the NYSE.

Meeting Schedule: The Compensation Committee met ten times in 2007, with each meeting typically lasting for one and one-half to two hours. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. For example, the corporate governance initiatives described at page 30 were addressed over a series of meetings before they were approved by the Compensation Committee. The Compensation Committee receives support from its independent compensation consultant and MMC management, including the MMC human resources department, as described below.

Independent Compensation Consultant: The Compensation Committee has engaged an independent compensation consultant from Towers Perrin. The independent compensation consultant assists the Compensation Committee in performing its duties and makes recommendations to the Compensation Committee to help ensure that our executive compensation programs are consistent with our objectives. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

■	Participating by invitation in meetings, or portions of meetings, of the Compensation Committee in order to advise the Compensation Committee on specific subjects that arise;

■	Offering professional observations regarding the compensation and policy recommendations presented to the Compensation Committee by MMC management and the MMC human resources department; and

■	Supplying independent data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2007. The independent compensation consultant does not perform any work for MMC management.

MMC Management: MMC management, including the MMC human resources department, supports the Compensation Committee by:

■	Developing meeting agendas and preparing background material for Compensation Committee meetings; and

■

Making recommendations to the Compensation Committee on MMC’s compensation philosophy, short- and long-term incentive compensation design, and other key governance initiatives, including by providing input as to the individual performance component of annual short-term incentive compensation and by determining the amount and form of short- and long-term incentive compensation for Mr. Drzik, as discussed in further detail in “Compensation of Executive Officers—Compensation Discussion & Analysis” at page 26.

In addition, MMC’s president and chief executive officer provides recommendations with respect to the compensation of other senior executives.

MMC’s president and chief executive officer, chief administrative officer and internal legal counsel attend Compensation Committee meetings when invited, but are not present for executive sessions or for any discussion of their own compensation.

The MMC human resources department works with compensation consultants from Mercer and other advisors to help formulate and present proposals to the Compensation Committee and to assist in benchmarking compensation levels for senior executives.

Timing and Procedures of Equity-Based Compensation Awards: Awards under the annual long-term incentive compensation program are granted after the end of the year at a pre-scheduled meeting of the Compensation Committee. Awards in 2008 were approved at a Compensation Committee meeting on February 26, 2008 and, consistent with our historical practice, were granted on that date. The performance-contingent stock options granted on February 26, 2008 have an exercise price equal to the average of the high and low trading prices on February 25, 2008, the trading day immediately preceding the grant date.

The Compensation Committee periodically awards stock options and restricted stock units to new hires, as well as to continuing executives for retention purposes. These awards are granted at regularly scheduled Compensation Committee meetings. The Compensation Committee has also authorized MMC’s president and chief executive officer to make such awards to individuals who are not senior executives, subject to additional limitations. These awards are granted on the first trading day of the month following the MMC president and chief executive officer’s approval of the award. Restricted stock unit awards are typically denominated as a dollar value and then converted into a number of restricted stock units using the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. Stock options granted in 2007 were made as to a specific number of shares underlying the stock options. All stock options have an exercise price equal to the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. We believe that our granting procedures effectively protect against the manipulation of grant timing for employee gain.

The MMC human resources department periodically monitors and updates the Compensation Committee on the usage of shares for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual long-term incentive compensation, the Compensation Committee considers share usage to ensure that annual long-term incentive compensation awards are at a reasonable level.

Directors and Governance Committee

Among other things, the Directors and Governance Committee:

■	develops, reviews and periodically reassesses MMC’s corporate governance principles and recommends proposed changes to the Board;

■	oversees the development and implementation of succession planning for MMC’s president and chief executive officer;

■	identifies, considers and recommends qualified candidates to the Board for election as directors, including the slate of directors that the Board proposes for election at the annual meeting;

■	in consultation with the Board committee chairs, recommends committee assignments to the Board;

■	reviews and makes recommendations to the Board regarding compensation of MMC’s non-management directors; and

■	develops processes for and oversees annual assessments of the Board’s performance and effectiveness.

All members of the Directors and Governance Committee are independent as required by MMC and the listing standards of the NYSE.

Finance Committee

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters: MMC’s capital structure, capital management, and methods of corporate finance, including proposed issuances of securities or other financing transactions; and proposed acquisitions, divestitures or other strategic transactions.

Executive Committee

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or MMC’s by-laws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting.

Director Compensation

Executive Directors

Executive directors (currently only Mr. Duperreault) receive no compensation for their service as directors.

Non-Management Directors

In early 2007, the Board revised MMC’s non-management director compensation arrangements, which had been largely unchanged for several years. These revisions are indicated in the table below.

The Board’s compensation year runs from June 1 through May 31. Therefore, the Board scheduled the revised compensation arrangements to take effect on June 1, 2007. As a result of this timing, MMC’s non-management directors were compensated under the Board’s historical pay arrangements from January 1 through May 31, 2007, and under the revised pay arrangements from June 1 through December 31, 2007.

Elements of Non-Management Director Compensation—Fiscal 2007

Element of Compensation	Historical Arrangements (January 1—May 31, 2007)	Revised Arrangements (June 1—December 31, 2007)
Basic Annual Retainer for All Non-Management Directors	$40,000	$100,000
Supplemental Annual Retainer for Non-Management Chairman	$100,000	$150,000
Supplemental Annual Retainer for Committee Chairs	$5,000	$15,000
Supplemental Annual Retainer for Committee Members Other than Chairs	$2,000	Eliminated
Meeting Fees (per Board and committee meeting attended)	$1,000	Eliminated
Annual Grant of MMC Common Stock (June 1 of each year) under MMC Directors’ Stock Compensation Plan	Number of shares determined by Directors and Governance Committee. Annual grant had been 1,800 shares since 1998. The last grant under this structure occurred June 1, 2006.	Number of shares having grant-date market value of $100,000. The first grant under this structure occurred June 1, 2007.

In addition to the above elements of compensation, MMC offers non-management directors travel accident insurance benefits in connection with MMC-related business travel. Non-management directors are also eligible to participate in MMC’s matching-gift program for certain charitable gifts by employees.

Under the terms of MMC’s Directors’ Stock Compensation Plan, non-management directors receive twenty-five percent of their basic annual retainer in MMC stock at the fair market value thereof, as well as their annual stock grant, on each June 1. The balance of their compensation is paid quarterly (in February, May, August and November) in the form of cash, MMC equity or a combination thereof, as the director elects. A non-management director may defer receipt of all or a portion of compensation to be paid in MMC common stock until the year following the director’s retirement from the Board or a specified earlier date.

The table below indicates the gross cash received by non-management directors for service on the Board and its committees during fiscal 2007 (all amounts in dollars):

Cash Compensation Received by Non-Management Directors—Fiscal 2007

Name	Annual Retainer— Cash Portion (1) (2)	Audit Committee Service (3) (4)	Compensation Committee Service (3) (4)	Directors and Governance Committee Service (3) (4)	Compliance Committee Service (3) (4)	Finance Committee Service (5)	Other Committee Service (6)	Meeting Fees (7)	Total Cash
Leslie M. Baker, Jr.	52,500	1,000	—	—	1,000	7,500	—	14,000	76,000
Lewis W. Bernard(8)	15,000	—	2,500	—	—	—	2,000	13,000	32,500
Zachary W. Carter(9)	52,500	1,000	—	—	10,000	—	3,000	15,000	81,500
Oscar Fanjul	52,500	1,000	1,000	—	—	—	—	21,000	75,500
Stephen R. Hardis(10)	177,500	—	1,000	1,000	—	—	7,500	18,000	205,000
Gwendolyn S. King	52,500	—	—	10,000	—	—	2,000	12,000	76,500
Lord Lang	52,000	—	8,500	1,000	—	—	1,000	17,000	80,000
Marc D. Oken	52,500	10,000	—	—	—	—	1,000	15,000	78,500
David A. Olsen	52,500	1,000	—	—	1,000	—	—	16,000	70,500
Morton O. Schapiro	52,500	—	1,000	1,000	—	—	—	17,000	71,500
Adele Simmons	52,500	—	—	1,000	—	—	—	9,000	62,500

(1)

Effective June 1, 2007, the basic annual retainer payable to all non-management directors increased from $40,000 to $100,000. Non-management directors must take at least 25 percent of the basic annual retainer in the form of MMC common stock. See note (1) to the following table.

(2)	Effective June 1, 2007, the supplemental annual retainer payable to the non-management chairman increased from $100,000 to $150,000.

(3)

Effective June 1, 2007, the supplemental annual retainer payable to committee chairs increased from $5,000 to $15,000. Accordingly, a director who served as chair of a committee throughout fiscal 2007 received retainer compensation of $10,000, representing quarterly payments of $1,250 in February and May 2007 and quarterly payments of $3,750 in August and November 2007. The committee chairs compensated in this manner were: Mr. Carter (Compliance); Ms. King (Directors and Governance); and Mr. Oken (Audit). Lord Lang became chair of the Compensation Committee on June 1, 2007, and accordingly received retainer compensation of $7,500, representing quarterly payments of $3,750 in August and November 2007.

(4)

Effective June 1, 2007, MMC eliminated the payment of a $2,000 supplemental annual retainer for committee service other than in the capacity of committee chair. Accordingly, a director who served on a committee in 2007 other than in the capacity of committee chair received retainer compensation of $1,000, representing quarterly payments of $500 in February and May 2007.

(5)

The Finance Committee was established in May 2007, with Mr. Baker as its chair. The Committee began activity subsequent to June 1, 2007. Accordingly, Mr. Baker received retainer compensation of $7,500, representing quarterly payments of $3,750 in August and November 2007.

(6)

Effective June 1, 2007, MMC eliminated payment for service on the Executive, Special Litigation and Special Independent Directors Committees. Previously, the members of those committees received an annual retainer of $2,000 or, in the case of the committee chair, $5,000. During 2007, these committees were comprised as follows: Executive Committee: Messrs. Bernard (until his retirement), Carter, Hardis (chair) and Oken and Ms. King; Special Litigation Committee: Messrs. Carter and Hardis (chair) and Ms. King; Special Independent Directors Committee: Messrs. Bernard (until his retirement), Carter and Hardis (chair) and Lord Lang.

(7)	MMC eliminated meeting fees effective June 1, 2007. Previously, directors received a fee of $1,000 for each Board meeting and each committee meeting attended.

(8)

Mr. Bernard retired as a director upon the expiration of his term of office at MMC’s annual meeting of stockholders on May 17, 2007. As chair of the Compensation Committee during fiscal 2007 until his resignation, Mr. Bernard received retainer compensation of $2,500, representing quarterly payments of $1,250 in February and May 2007.

(9)	Mr. Carter’s cash compensation is paid directly to the law firm of Dorsey & Whitney LLP, in which he is a partner, pursuant to an agreement between Mr. Carter and the firm.

(10)	Mr. Hardis is the non-management chairman of the Board and served in that capacity throughout fiscal 2007.

The table below indicates total compensation received by non-management directors for service on the Board and its committees during fiscal 2007:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Leslie M. Baker, Jr.	76,000	125,000	—	201,000
Lewis W. Bernard (4)	32,500	—	—	32,500
Zachary W. Carter (5)	81,500	125,000	—	206,500
Oscar Fanjul (6)	75,500	125,000	—	200,500
Stephen R. Hardis (7)	205,000	125,000	5,000	335,000
Gwendolyn S. King	76,500	125,000	—	201,500
Lord Lang	80,000	125,000	—	205,000
Marc D. Oken	78,500	125,000	—	203,500
David A. Olsen	70,500	125,000	—	195,500
Morton O. Schapiro	71,500	125,000	5,000	201,500
Adele Simmons	62,500	125,000	5,000	192,500

(1)

On June 1, 2007, non-management directors received $25,000 of their $100,000 basic annual retainer in the form of MMC common stock, in a number of shares reflecting the current market value of MMC common stock as of that date. These shares are reflected in the “Stock Awards” column. The amounts in this “Fees Earned or Paid in Cash” column reflect the balance of the non-management directors’ basic annual retainer payable in fiscal 2007, as well as any additional retainers and meeting fees payable during fiscal 2007. These amounts were payable in cash, but directors could elect to receive all or a portion of these amounts in shares of MMC common stock. A director making such an election could further elect to receive such shares immediately or to defer receipt until a specified future date. Mr. Fanjul elected to receive these amounts in shares of immediately deliverable MMC common stock. Messrs. Bernard and Hardis elected to receive these amounts in MMC common stock on a deferred basis. Ms. King elected to receive 20% of these amounts in MMC common stock on a deferred basis.

(2)

The amounts shown in this column constitute the dollar amount recognized by MMC for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2007, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 29, 2008. The amounts in this column reflect (i) 765 shares of MMC common stock representing the $25,000 portion of the $100,000 basic annual retainer required to be taken in the form of MMC common stock and (ii) 3,055 shares of MMC common stock representing the $100,000 annual stock grant. All such shares were awarded on June 1, 2007, at the fair market value on that date of $32.72 per share. Messrs. Bernard, Carter, Hardis, Schapiro and Ms. King and Ms. Simmons elected to defer receipt of the equity portion of their basic annual retainer (i.e., 765 shares of MMC common stock).

At the end of 2007, the aggregate number of deferred shares held for the account of each current director who has elected deferral was: Mr. Carter, 10,631 shares; Mr. Hardis, 46,294 shares; Ms. King, 25,929 shares; Mr. Schapiro, 15,204 shares and Ms. Simmons, 43,604 shares. Dividends on these deferred shares are reinvested into additional deferred shares for each director’s account.

(3)

MMC maintains a matching gifts program for employees and directors, pursuant to which MMC matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to $5,000. The amounts shown in the table represent MMC’s matching contribution to educational institutions.

(4)	Mr. Bernard retired as a director upon the expiration of his term of office at MMC’s annual meeting of stockholders on May 17, 2007.

(5)	Mr. Carter’s cash compensation is paid directly to the law firm of Dorsey & Whitney LLP, in which he is a partner, pursuant to an agreement between Mr. Carter and the firm.

(6)	Mr. Fanjul serves on MMC’s International Advisory Board but receives no additional compensation for such service.

(7)	Mr. Hardis is the non-management chairman of the Board.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors currently has twelve members. Pursuant to MMC’s Restated Certificate of Incorporation, the Board is divided among three classes. One class of directors is elected at each annual meeting of stockholders, to serve for a term expiring at the annual meeting of stockholders occurring three years later. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

At the 2008 annual meeting, stockholders will vote on the election of the six nominees described below. Each nominee is currently a member of the Board. Each nominee has indicated to MMC that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board.

Class I—Four Nominees (Messrs. Hardis and Schapiro, Lord Lang and Ms. Simmons)

The terms of our Class I directors will expire at the 2008 annual meeting. Stephen R. Hardis, Lord Lang, Morton O. Schapiro and Adele Simmons are the current members of Class I, and were last elected by stockholders at the 2005 annual meeting. The Board has nominated each of these individuals for reelection to the Board at the 2008 annual meeting, to serve until the 2011 annual meeting or until their successors are elected and qualified.

Class III—Two Nominees (Messrs. Duperreault and Nolop)

The terms of our Class III directors will expire at the 2010 annual meeting. Two members of Class III, Zachary W. Carter and Oscar Fanjul, were elected by stockholders at the 2007 annual meeting. The other two members of Class III, Brian Duperreault and Bruce P. Nolop, were elected by the Board in January 2008. Our Governance Guidelines provide that any director elected by the Board between annual meetings of stockholders will stand for reelection by stockholders at the next annual meeting. Accordingly, the Board has nominated Messrs. Duperreault and Nolop for reelection to the Board at the 2008 annual meeting, to serve until the 2010 annual meeting or until their successors are elected and qualified.

The following section contains information provided by the nominees and continuing directors about their principal occupations, business experience and other matters.

The Board of Directors recommends a vote FOR the election of all nominees.

Nominees for Election as Class I Directors

for a Term Expiring in 2011

Stephen R. Hardis	Director since 1998
Compensation Committee
Directors and Governance Committee
Executive Committee (Chair)
Finance Committee

Mr. Hardis, age 72, was chairman of Eaton Corporation from 1996 until his retirement in 2000. Mr. Hardis joined Eaton in 1979, and was its chief executive officer from 1995 to 2000. He was chairman of Axcelis Technologies, Inc. from 2000 until May 2005. He is lead director of Axcelis Technologies, Inc. and a director of American Greetings Corporation, Lexmark International Corporation, Nordson Corporation and Progressive Corporation.

The Rt. Hon. Lord Lang of Monkton, DL	Director since 1997
Compensation Committee (Chair)
Directors and Governance Committee Executive Committee
Finance Committee

Lord Lang, age 67, was a member of the British Parliament from 1979 to 1997. He served in the cabinet as president of the Board of Trade and secretary of state for trade and industry from 1995 to 1997 and as secretary of state for Scotland from 1990 to 1995. Lord Lang is chairman of Thistle Mining Inc. He is also a non-executive director of Charlemagne Capital Ltd.

Morton O. Schapiro	Director since 2002
Compensation Committee
Directors and Governance Committee

Mr. Schapiro, age 54, is president of Williams College. Prior to joining Williams College, he was dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s vice president for planning from 1999 to 2000 and chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is a trustee of the Williamstown Theatre Festival, the Sterling & Francine Clark Art Institute, Williams College, the Massachusetts Museum of Contemporary Art and Hillel.

Adele Simmons	Director since 1978
Directors and Governance Committee

Mrs. Simmons, age 66, is vice chair of Chicago Metropolis 2020 and president of the Global Philanthropy Partnership. From 1989 to 1999, she was president of the John D. and Catherine T. MacArthur Foundation. Ms. Simmons is a director of the Shorebank Corporation. She also is a member of the boards of the Field Museum of Chicago, the Union of Concerned Scientists and the Environmental Defense Fund.

Nominees for Election as Class III Directors

for a Term Expiring in 2010

Brian Duperreault	Director since 2008
Executive Committee
Finance Committee

Brian Duperreault, 60, is president and chief executive officer of MMC, a position he assumed in January 2008. Prior to joining MMC, Mr. Duperreault served as chairman and chief executive officer of ACE Limited from 1994 to May 2004. He then served as chairman of the board of ACE from May 2004 through May 2007, and continued as a director through January 2008. Prior to ACE, Mr. Duperreault was with American International Group (AIG) for more than 20 years, holding numerous positions and eventually rising to become executive vice president of AIG Foreign General Insurance and chairman and chief executive officer of AIG’s subsidiary American International Underwriters (AIU). Mr. Duperreault is a director of Tyco International Ltd.

Bruce P. Nolop	Director since 2008
Audit Committee
Finance Committee

Bruce P. Nolop, 57, was executive vice president and chief financial officer of Pitney Bowes, Inc. from 2000 through March 1, 2008. From 1993 to 2000, Mr. Nolop was a managing director, mergers & acquisitions, at Wasserstein Perella & Co. Prior thereto, he was a vice president with Goldman, Sachs & Co. for six years, and previously held positions with Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop serves on the boards of directors of two non-profit organizations, JA Worldwide and Regional Plan Association.

Class II Directors Continuing in Office

(Term Expiring in 2009)

Leslie M. Baker, Jr.	Director since 2007
Audit Committee
Compliance Committee
Finance Committee (Chair)

Mr. Baker, age 65, was chairman of Wachovia Corporation from 2001 until his retirement in 2003. Mr. Baker joined Wachovia in 1969, where he served as chairman, president and chief executive officer from 1998 to 2001, and as chief executive officer from 1994 to 1998. He is a director of the North Carolina Arboretum, Marine Corps Heritage Foundation, Old Salem, Inc. and the James B. Hunt Institute for Education.

Gwendolyn S. King	Director since 1998
Directors and Governance Committee (Chair)
Executive Committee

Ms. King, age 67, is president of Podium Prose, a speaker’s bureau. From 1992 until 1998 she was senior vice president, corporate and public affairs at Peco Energy. From 1989 to 1992 she served as commissioner of the Social Security Administration in the U.S. Department of Health and Human Services. Ms. King is a director of Lockheed Martin Corporation, Monsanto Company and the not-for-profit National Association of Corporate Directors.

Marc D. Oken	Director since 2007
Audit Committee (Chair)
Executive Committee
Finance Committee

Mr. Oken, age 61, is the managing partner of Falfurrias Capital Partners, a private equity firm. He was chief financial officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as executive vice president–chief accounting officer, a position he held until 1998, when he became executive vice president–principal finance executive. He is a director of Sonoco Products Company and Star Scientific, Inc.

David A. Olsen	Director since 1997
Audit Committee
Compliance Committee

Mr. Olsen, age 70, was chairman of Johnson & Higgins from 1991 until its business combination with MMC in 1997. He served as vice chairman of MMC from May through December 1997. He joined Johnson & Higgins in 1966, and was its chief executive officer from 1990 to 1997. Mr. Olsen is a trustee emeritus of Bowdoin College, a director of Salisbury Visiting Nurses Association, and an advisory board member of the Salisbury Housing Trust and the Northwest Center for Family Services.

Class III Directors Continuing in Office

(Term Expiring in 2010)

Zachary W. Carter	Director since 2004
Audit Committee
Compliance Committee (chair)
Executive Committee

Mr. Carter, age 58, is a partner at the law firm of Dorsey & Whitney LLP, where he is co-chair of the White Collar Crime and Civil Fraud practice group. He joined Dorsey & Whitney in 1999. Mr. Carter was the United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is a director of Cablevision Systems Corporation and is chairman of the Mayor’s Advisory Committee on the Judiciary, chairman of the board of directors of Hale House Center, Inc. and a trustee of the New York University School of Law and the Vera Institute of Justice.

Oscar Fanjul	Director since 2001
Compensation Committee
Finance Committee

Mr. Fanjul, age 58, is vice chairman and chief executive officer of Omega Capital, a private investment firm in Spain. Mr. Fanjul is honorary chairman of Repsol YPF, where he was chairman and chief executive officer from its inception in 1986 until 1996. He was chairman of Hidroeléctrica del Cantábrico from 1999 to 2001 and chairman of NH Hoteles from 1997 until 1999. Mr. Fanjul is a director of Acerinox, the Lafarge Group, the London Stock Exchange, Areva (Conseil de Surveillance) and a member of MMC’s International Advisory Board. He is a trustee of the International Accounting Standards Committee Foundation and the Amigos del Museo del Prado.

STOCK OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table reflects the number of shares of our common stock which each director and each named executive officer, as defined below, has reported as owning beneficially or otherwise having a pecuniary interest in, and which all directors and executive officers of MMC have reported as owning beneficially as a group. These common stock holdings are as of February 29, 2008, except with respect to interests in MMC’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2007, and except as otherwise noted below. The table also includes the number of shares of common stock beneficially owned by persons known to MMC to own more than 5 percent of our outstanding shares. The term “named executive officer” refers to: MMC’s president and chief executive officer during 2007; MMC’s chief financial officer during 2007; and MMC’s five other most highly compensated officers during 2007 (including two individuals who left MMC prior to the end of 2007).

Name	Amount and Nature of Beneficial Ownership (1)
	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total
Leslie M. Baker, Jr.	8,977	—	8,977
Matthew B. Bartley	7,424	120,879	128,303
M. Michele Burns	1,887	131,803	133,690
Zachary W. Carter	—	10,714	10,714
Michael G. Cherkasky (3)	2,381	1,242,845	1,245,226
John P. Drzik	4,911	118,905	123,816
Brian Duperreault	—	411,124	411,124
Oscar Fanjul	38,695	—	38,695
Charles E. Haldeman, Jr. (3)	58,460	—	58,460
Stephen R. Hardis	22,000	48,839	70,839
Gwendolyn S. King	—	26,705	26,705
Lord Lang	10,017	10,128	20,145
Bruce P. Nolop	—	—	—
Marc D. Oken	11,652	2,325	13,977
David A. Olsen	435,828	213,154	648,982
Morton O. Schapiro	—	15,322	15,322
Adele Simmons	115,976	44,443	160,419
David Spiller	4,439	176,964	181,402
Brian M. Storms (3)	—	291,246	291,246
All directors and executive officers as a group (4)	949,555	5,470,339	6,419,894

Name	Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2007
Capital World Investors (5)	48,276,100	9.3%
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price Associates, Inc. (6)	29,794,035	5.7%
100 E. Pratt Street
Baltimore, MD 21202
Morgan Stanley (7)	29,135,887	5.6%
1585 Broadway
New York, NY 10036

(1)

No director or named executive officer beneficially owned more than 1% of the outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 1.2% of the outstanding common stock.

(2)

This column includes shares of common stock that: (i) are held in the form of shares of restricted stock; (ii) are held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed; and/or (iii) represent such individuals’ interests in MMC’s 401(k) Savings & Investment Plan. This column also includes MMC stock units that are subject to issuance in the future with respect to the Directors’ Stock Compensation Plan, cash bonus deferral plans or MMC’s Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Bartley, 75,314 shares; Ms. Burns, 61,490 shares; Mr. Carter, 10,714 shares; Mr. Cherkasky, 293,409 shares; Mr. Drzik, 18,608 shares; Mr. Duperreault, 411,124 shares; Mr. Hardis, 48,839 shares; Ms. King, 26,305 shares; Mr. Schapiro, 15,322 shares; Mrs. Simmons, 43,943 shares; Mr. Spiller, 165,245 shares; Mr. Storms, 226,360 shares; and all directors and executive officers as a group, 1,865,915 shares. This column also includes shares of MMC common stock which may be acquired on or before April 29, 2008 through the exercise of stock options as follows: Mr. Bartley, stock options totaling 21,721 shares and performance options totaling 20,813 shares; Ms. Burns, performance options totaling 70,313 shares; Mr. Cherkasky, performance options totaling 820,967 shares; Mr. Drzik, stock options totaling 14,287 shares and performance options totaling 69,610 shares; Mr. Spiller, performance options totaling 11,719 shares; and all directors and executive officers as a group, 3,040,731 shares. Vested performance options generally do not become exercisable until the trading day following the tenth consecutive trading day that the closing price of a share of MMC common stock on the NYSE exceeds the grant price of the options by fifteen percent (15%) or more. In the case of Mr. Cherkasky, a portion of the vested performance options do not become exercisable until the trading day following the thirtieth consecutive trading day that the closing price of a share of MMC common stock on the NYSE exceeds the grant price of the options by fifteen percent (15%).

(3)

The common stock holdings reflected in the table for Messrs. Cherkasky, Haldeman and Storms are as of their respective last days of employment with MMC, except with respect to Mr. Cherkasky’s interests in MMC’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2007.

(4)	This group includes the individuals listed in the table, plus eight additional executive officers.

(5)

This information is based upon the number of shares of common stock listed in a Schedule 13G filed by Capital World Investors, dated February 13, 2008. Capital World Investors is a division of Capital Research and Management Company.

(6)

This information is based upon the number of shares of common stock listed in a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”), dated February 14, 2008. In the Schedule 13G filing, Price Associates expressly disclaims beneficial ownership of these shares.

(7)	This information is based upon the number of shares of common stock listed in a Schedule 13G filed by Morgan Stanley, dated February 14, 2008.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following is a discussion and analysis of our executive compensation program. This section describes the compensation decisions made for fiscal year 2007 with respect to MMC’s president and chief executive officer during 2007, Mr. Cherkasky; MMC’s chief financial officer, Mr. Bartley; and MMC’s other executive officers as of December 31, 2007 who are named in the Summary Compensation Table at page 41. We refer to these executive officers in this “Compensation Discussion and Analysis” section as our “named executive officers.” Under the rules of the Securities and Exchange Commission (the “SEC”), Messrs. Haldeman and Storms also qualify as named executive officers for fiscal year 2007; however, because their employment terminated during 2007 and their payments and benefits were generally made in accordance with previously disclosed arrangements as disclosed in the tables following this section, this section does not discuss or analyze their compensation.

This section includes statements regarding the use of performance targets in the limited context of our executive compensation program. These targets are not intended to be statements of management’s expectations of our financial future results or other guidance. Investors should not apply these targets in any other context.

Overview

MMC is a global professional services firm with approximately 56,000 employees worldwide, serving a diverse range of clients and operating across three business segments:

■	Risk and insurance services;

■	Consulting; and

■	Risk consulting and technology.

As a global professional services firm, one of MMC’s most valuable resources is our employees. MMC’s long-term success depends on their skill, integrity and dedication. To achieve our goals, we must attract, motivate and retain highly talented individuals at all levels of the organization who will enhance MMC’s financial position and who reflect and promote high standards of ethics and business conduct.

The key objectives of the MMC compensation program, as it applies to our named executive officers, are to:

■	Establish a competitive and generally “pay-for-performance”-oriented compensation framework;

■	Identify key financial and strategic performance goals at the corporate and operating company levels; and

■	Promote the retention of key talent throughout the organization.

In view of recent developments regarding MMC discussed in further detail directly below in “Recent Developments Regarding MMC,” the Compensation Committee carefully considered the challenge of promoting the stability and long-term growth of MMC and its operating companies as it made a number of significant decisions with respect to 2007 compensation.

Recent Developments Regarding MMC

In light of MMC’s financial performance in 2007, on December 21, 2007, our Board announced that it had initiated a search for a president and chief executive officer of MMC to replace Michael G. Cherkasky. At the request of our Board, Mr. Cherkasky served as MMC’s president and chief executive officer during the search for his replacement. On January 29, 2008, Brian Duperreault became our new president and chief executive officer and Mr. Cherkasky’s employment with us ceased. Mr. Cherkasky’s severance benefits are described below in “Severance Arrangements” at page 37. A brief summary of Mr. Duperreault’s employment agreement is described below in “Use of Employment Agreements” at page 29.

Earlier, effective September 30, 2007, Brian M. Storms stepped down as chairman and chief executive officer of Marsh, MMC’s insurance services subsidiary. Mr. Storms’s severance benefits are described below in “Potential Payments upon Termination or Change in Control” at page 56. Daniel S. Glaser joined Marsh as its chairman and chief executive officer on December 10, 2007.

On February 27, 2008, David H. Spiller stepped down as the chief executive officer of Guy Carpenter, MMC’s reinsurance intermediary business and, on that date, Peter Zaffino was appointed president and chief executive officer of Guy Carpenter.

During 2007, in order to strengthen MMC’s ability to focus on our core businesses and to enhance our financial flexibility, MMC entered into a stock purchase agreement with Great-West Lifeco Inc. (“Great-West”), pursuant to which Great-West purchased Putnam Investments Trust (“Putnam Investments”), MMC’s investment management subsidiary. The consideration was approximately $3.9 billion in cash. In connection with the closing of this transaction, which occurred on August 3, 2007, Mr. Haldeman ceased employment with MMC.

In addition, during 2007, in order to capitalize on Oliver Wyman’s reputation for specialized expertise and recognized excellence in strategy and risk management consulting, MMC combined the businesses of Mercer Delta Organizational Consulting, Mercer Management Consulting and Mercer Oliver Wyman under the Oliver Wyman name. As the president and chief executive officer of Oliver Wyman Group, John P. Drzik, who joined MMC in connection with our acquisition of Oliver, Wyman & Company in 2003, led the effort to combine these businesses and strengthen the Oliver Wyman brand.

COMPENSATION PHILOSOPHY AND PRACTICES

MMC Executive Compensation Program

The Compensation Committee seeks to ensure that MMC’s executive compensation policies and programs attract and retain the most highly qualified and capable professionals while motivating them to lead MMC and our diverse businesses in the long-term interest of MMC’s shareholders. MMC uses a “total compensation” framework that is intended to coordinate the allocation of compensation among fixed and variable elements of compensation and that lays the foundation for a pay-for-performance approach. Our pay-for-performance approach is generally intended to link variable compensation with key corporate priorities, tangible financial and strategic results and shareholder returns. As a result, a significant portion of a senior executive’s total compensation may fluctuate, based on MMC stock price or achievements against pre-established, quantifiable financial performance objectives and individual performance measures.

The Compensation Committee does not establish nor does it require any fixed relationship between the compensation of MMC’s president and chief executive officer and that of any other senior executive.

Total Compensation Framework

Our total compensation framework is designed to integrate the primary components of our compensation program for each fiscal year, which runs concurrently with the calendar year. Accordingly, the Compensation Committee:

■	Considers the performance of MMC and, as applicable, each senior executive’s operating company, as well as individual performance, subject to any prior contractual commitments; and

■	Determines and approves both the annual short-term incentive awards and the annual long-term incentive awards in the month of February following the end of the year.

This approach enables the Compensation Committee to evaluate performance on a consistent basis and consider the appropriate mix and weight of each element of compensation for each senior executive’s total compensation each year. While the Compensation Committee recognizes that adjusting the level of one element of compensation for a senior executive in any year may affect the determination of another element of compensation for that senior executive, the Compensation Committee does not require or assume any fixed relationship among the various elements of compensation within the total compensation framework.

Pension accruals and compensation previously paid to our named executive officers, including amounts realized or realizable under prior equity-based awards, did not affect the Compensation Committee’s compensation decisions for fiscal year 2007. This reflects the Compensation Committee’s view that a senior executive’s total compensation should reflect performance and the market value of his or her services.

Focus on Variable Compensation

Our general pay-for-performance approach ties a significant portion of our senior executives’ target total compensation to MMC’s performance and, as applicable, to the performance of the appropriate operating company. The terms of the employment agreement for each named executive officer, other than Mr. Drzik, govern the allocation between his or her fixed and variable elements of compensation. (The process for determining Mr. Drzik’s compensation allocation is described below in “Annual Short-term Incentive Compensation—Mr. Drzik” at page 34.)

Base salary represents the “fixed” component of our executive compensation program, while our annual short-term incentive compensation program and our annual long-term incentive compensation program represent the “variable” components of our executive compensation program. Base salary and awards under the annual short-term incentive compensation program are paid in cash, while awards granted to our named executive officers under the annual long-term incentive compensation program are equity-based awards that result in the delivery of shares of common stock of MMC upon the achievement of specified conditions. The reasons for awarding these various forms of compensation are further discussed below in “Components of the Executive Compensation Program” at page 31.

The Compensation Committee does not rely on a specific formula to determine the allocation between fixed and variable components of compensation. Instead, it generally considers market data applicable to the senior executive’s position at the time of hire, as well as when his or her employment agreement is renewed or amended. With respect to fiscal year 2007, approximately 75-80% of the target total direct compensation (i.e., the target value of compensation without regard to benefits) for our named executive officers was in the form of variable compensation. This percentage was determined using the grant date fair value of long-term incentive awards granted in 2008 in respect of 2007, rather than the amortized compensation cost under SFAS 123(R), “Share Based Payment,” that is reported in the Summary Compensation Table at page 41.

Competitiveness of Pay

We periodically review and consider the level and form of market compensation, general compensation trends and new developments within the various sectors in which we operate. MMC’s market groups generally represent key competitors of our operating companies, as well as select companies in the insurance, professional services and consulting industries with whom we compete for talent. Whenever possible, we use survey data relating to the organizations in these market groups. The market groups for our operating companies consist of global companies that we deem to be competitive with MMC and/or our operating companies. They are primarily in the insurance, insurance brokerage or professional services sectors.

The market groups for MMC and the operating companies are periodically reviewed and updated. In 2007, we updated the MMC market group to reflect the sale of Putnam Investments. The MMC market group currently consists of Accenture, Aetna, Aon, Chubb, CIGNA, Hewitt Associates, Lincoln Financial Group, MetLife, The Travelers Companies, Wachovia, Watson Wyatt and Willis. For our operating companies that relate to our named executive officers:

■

The market group for Mercer and for Oliver Wyman Group currently consists of Accenture, BearingPoint, CRA International, Hewitt Associates and Watson Wyatt (the market group for these two operating companies is combined, because of the limited number of peer companies for which information is publicly available, especially in the strategy and risk management consulting sector); and

■	The market group for Guy Carpenter currently consists of Aon, Benfield, Jardine Lloyd Thompson and Willis.

Use of Employment Agreements

Responding to the business environment is part of our compensation philosophy. Historically, MMC had not entered into employment agreements with our senior executives, except in connection with acquisitions. Mr. Drzik’s employment agreement was entered into in connection with MMC’s acquisition of Oliver, Wyman & Company in 2003. In response to MMC’s significantly changed business environment in recent years, the Compensation Committee determined that during this period it would be in MMC’s best interest to have written employment agreements with select senior executives, including all of our named executive officers.

The employment agreements for our named executive officers were designed to reflect terms and conditions that were reasonable and necessary to attract and retain the services of these executives. In addition, when MMC entered into employment agreements with our senior executives, MMC sought to be competitive and analyzed the applicable market group’s compensation and considered individual job responsibilities, skills and experience. Based on this analysis, the employment agreements with each of our named executive officers, other than Messrs. Drzik and Spiller, provide for an amount of base salary, target short-term incentive opportunity and target long-term incentive value. These items, in turn, established a baseline for continuing compensation for that executive.

A common template for the employment agreements was considered and approved by the Compensation Committee in close consultation with its independent compensation consultant. For a description of the principal terms of these employment agreements, see “Employment Agreements” at page 44.

On January 29, 2008, MMC and Mr. Duperreault, MMC’s new president and chief executive officer, entered into an employment agreement that provides for:

■	Annual base salary of at least $1,000,000;

■	Annual short-term incentive opportunity equal to 225% of his base salary (guaranteed to be at least $2,250,000 for 2008);

■

Initial equity-based awards consisting of (i) an option to acquire 1,200,000 shares of MMC common stock, (A) one-third of which is a performance-contingent option that will vest with respect to the underlying shares if the trading price of the common stock exceeds the option’s initial exercise price of $27.275 per share by at least 20% for a period of 15 consecutive trading days, (B) one-third of which is a performance-contingent option that will vest with respect to the underlying shares if the trading price of the common stock exceeds the initial exercise price of $27.275 per share by at least 40% for a period of 15 consecutive trading days and (C) one-third of which will vest based on continued service in two equal installments on January 29, 2009 and January 29, 2010, respectively, and (ii) 300,000 service-based restricted stock units that vest 100% on January 29, 2011;

■

Annual long-term incentive compensation with a combined grant-date target value of (i) $3.5 million in respect of awards granted during fiscal year 2008, and (ii) $7.0 million in respect of awards granted during each subsequent fiscal year;

■

An award of “make-whole” service-based restricted stock units representing 43,997 shares of MMC common stock, which will vest over two years, in recognition of certain compensation relating to his prior employment that Mr. Duperreault forfeited;

■	Term life insurance with a face amount of $5.0 million and eligibility for MMC’s retiree medical program without regard to any generally applicable age or service requirements; and

■

Full vesting of all initial equity-based awards and long-term incentive compensation (including his “make-whole” awards) if Mr. Duperreault’s employment terminates without “cause” or for “good reason.”

In addition, we and Mr. Duperreault have agreed to provide for the following in his employment agreement:

■	There will be no cash severance payment in connection with any termination of Mr. Duperreault’s employment; and

■

In the event of a change in control of MMC, any then-outstanding initial performance-contingent stock options and one-third of any then-outstanding initial restricted stock units will vest only if the consideration paid for MMC common stock in connection with the change-in-control transaction meets or exceeds specified thresholds.

2007 Corporate Governance Initiatives and Executive Compensation

Our Board reviews corporate governance practices at MMC on an ongoing basis. One of the Compensation Committee’s priorities in 2007 was to examine MMC’s compensation practices to ensure that they reflect corporate governance best practices. After a comprehensive review and analysis, the Compensation Committee adopted three corporate governance policies affecting executive compensation. The first two policies cover MMC’s executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, while the third policy affects equity-based awards granted to all employees.

■

Shareholder Approval of Severance Agreements: Effective May 16, 2007, the Compensation Committee adopted a policy requiring shareholder approval of any severance agreement with an executive officer that provides for cash severance that exceeds 2.99 times his or her base salary and three-year average annual short-term incentive award.

■

“Clawback” of Incentive Compensation in Case of Certain Financial Restatements: MMC may, to the extent permitted by applicable law, cancel or require reimbursement of any annual incentive awards received by an executive officer after July 19, 2007, if and to the extent that:

☐	The amount of the annual incentive award was based on the achievement of specified consolidated and/or operating company financial results, and MMC subsequently restates those financial results;

☐	In the Compensation Committee’s judgment, the executive officer engaged in intentional misconduct that contributed to the need for the restatement; and

☐	The executive officer’s annual incentive award would have been lower if the financial results in question had been properly reported.

In such a case, MMC will seek to recover from the executive officer the amount by which actual annual incentive amounts paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that MMC will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

■

“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control: Historically, the terms of MMC’s equity-based awards generally provided that the awards would vest fully upon a change in control of MMC. Beginning with equity-based awards granted after March 15, 2007, the Compensation Committee has directed that a “double-trigger” condition apply to the vesting of such awards. Under the double-trigger provision, a change in control of MMC by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would occur pursuant to the award’s original vesting schedule or if the employee’s employment terminates without “cause” or for “good reason” during the 24 months following a change in control. The definitions of “cause” and “good reason” for these purposes are substantially similar to those summarized in “Potential Payments upon Termination or Change in Control” at page 59.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The main components of our executive compensation program are:

■	Base salary;

■	Annual short-term incentive compensation;

■	Annual long-term incentive compensation; and

■	Benefits.

Base Salary

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience and pay in the competitive market.

In general, a senior executive’s base salary is adjusted when the Compensation Committee determines that an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, growth in his or her job or changing market or internal equity conditions. In this regard, the Compensation Committee increased Ms. Burns’s base salary effective January 1, 2007 from $750,000 to $850,000, and Mr. Bartley’s base salary effective January 1, 2008 from $650,000 to $875,000. The base salary increases for Ms. Burns and Mr. Bartley reflect the Compensation Committee’s review of the compensation paid to individuals who occupy their respective positions (or the compensation paid to individuals charged with similar responsibilities) in the respective market groups for Mercer and MMC. Base salaries paid to our named executive officers during 2007 are disclosed in the “Salary” column of the Summary Compensation Table at page 41.

Annual Short-term Incentive Compensation

Our annual short-term incentive compensation program is intended to advance the interests of MMC and our shareholders by generally linking the cash incentive compensation of our senior executives to the achievement of key corporate financial and individual objectives. This program is designed to reward performance achievements with a time horizon of one year or less and to complement our annual long-term incentive compensation program. The Compensation Committee believes that providing annual cash incentive opportunities is an important part of maintaining a competitive executive compensation program.

Mr. Cherkasky

Historically, Mr. Cherkasky’s annual short-term incentive opportunity target was based on a multiple of base salary, with the actual amount determined based on MMC and individual performance. See the discussion of the annual short-term incentive opportunity for Mr. Bartley below for a description of the target opportunity, performance objectives and amount determination applicable to MMC senior executives generally. In connection with the termination of his employment, the Compensation Committee determined that Mr. Cherkasky would not receive any short-term incentive compensation in respect of 2007.

Mr. Bartley

Target Opportunity. Mr. Bartley’s annual short-term incentive opportunity target is a multiple of his base salary and reflects the midpoint of the target range set forth in his employment agreement. Because Mr. Bartley does not have operating company responsibility, his actual annual short-term incentive compensation is based on MMC and individual performance and may be more or less than the target amount set by the Compensation Committee.

Weighting of Financial and Individual Performance. We believe that the annual short-term incentive award should primarily be determined based on the achievement of objective, measurable financial results, but we also recognize that an important component of executive performance is not measured strictly by MMC’s short-term financial performance. Therefore, 75% of Mr. Bartley’s 2007 annual short-term incentive opportunity was based on financial performance objectives, and 25% was based on individual performance. Measurement of the achievement of financial and individual performance may range from 0% to 200% of target for each performance component.

Financial Performance Measures. In early 2007, the Compensation Committee determined that promoting stabilization and growth through top-line growth and profitability was a key financial objective for MMC. Consequently, the MMC performance measures applicable to senior executives without operating company responsibility, including Mr. Bartley, that the Compensation Committee selected for the 75% financial performance objective component were MMC earnings per share (40%) and MMC revenue (35%). The Compensation Committee established the performance target levels for each measure (earnings per share of $1.70 and revenue of $11.137 billion), as well as a range of performance for each measure, with results ranging from 75% to 200% of the target annual short-term incentive compensation. For each measure, the Compensation Committee determined that if performance was below the 75% threshold, no award would be made. Although during 2007 MMC revised its earnings per share forecast downward for the investment community, the earnings per share target did not change for purposes of determining compensation. The calculation of the financial performance measures is described in more detail below under “Adjustments for Certain Items” at page 34.

Annual Short-term Incentive Award Determination. The Compensation Committee determined the annual short-term incentive awards earned by our named executive officers for 2007 based on a combination of the Compensation Committee’s assessment of actual financial performance and individual performance. The Compensation Committee approved annual short-term incentive awards at its February 26, 2008 meeting. These awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table at page 41. Additional information about these awards is reported in the Grants of Plan-Based Awards Table at page 45. The following discussion describes how the Compensation Committee determined these awards:

Financial Performance Assessment: Actual 2007 MMC earnings per share was below the 75% threshold, so no award was earned with respect to the earnings per share performance measure. Actual 2007 MMC revenue was $11.350 billion, which resulted in a score of 138.3% of the target for the revenue performance measure. Accordingly, overall actual 2007 MMC performance was 64.5% of target.

Individual Performance Assessment: Based on the Compensation Committee’s assessment of Mr. Bartley’s performance, Mr. Bartley’s award reflects individual performance of 200% of target, as determined in the Compensation Committee’s discretion.

Ms. Burns

Target Opportunity; Weighting of Performance Objectives. As with Mr. Bartley, Ms. Burns’s annual short-term incentive opportunity target is a multiple of her base salary and reflects the midpoint of the target range set forth in her employment agreement. Seventy-five percent of her annual short-term incentive was based on financial performance objectives, with the remaining 25% based on individual performance objectives. Achievement of financial and individual performance objectives may range from 0% to 200% of target for each performance component.

As the chairman and chief executive officer of Mercer, Ms. Burns’s actual annual short-term incentive compensation is based on a combination of MMC, Mercer and individual performance and may be more or less than the target amount set by the Compensation Committee. For Ms. Burns, the 75% financial performance measures are based on Mercer results (30% net operating income and 20% revenue) and MMC results (15% earnings per share and 10% revenue). This allocation was intended to focus Ms. Burns on the financial performance of the operating company for which she has direct responsibility, while supporting MMC’s overall success. For the 25% individual performance component, Ms. Burns’s performance is assessed using a scorecard that balances the following:

■	Financial results: Seizing and delivering on opportunities for profitable revenue growth, efficient capital allocation, identification of additional commercial opportunities and expense management;

■

Client results: Creating value for clients, delivering client solutions, serving clients with professional excellence that results in retention and increased client loyalty, product or service innovation, diversification or expansion to meet client need and advance market reputation;

■

Operational excellence: Maximizing effectiveness and efficiency of business operations, managing and improving key processes within and across geographies and organizations, productivity management, compliance and controls and management of risk; and

■	Colleague capability: Enhancing colleague performance, capability and engagement, inspiring and motivating and promoting our culture and brand.

No specific weighting is allocated among the four performance objectives set forth above for Ms. Burns.

Annual Short-term Incentive Award Determination. As described under “Mr. Bartley—Financial Performance Assessment” at page 32, actual 2007 MMC performance was 64.5% of target. Actual 2007 Mercer performance was 100% of target, reflecting Mercer net operating income ($449.4 million against a target of $456.8 million) and Mercer revenue ($3.233 billion against a target of $3.219 billion).

Based on the Compensation Committee’s assessment of the four individual performance objectives described above, Ms. Burns’s award reflects individual performance of 200% of target, attributable to such factors as the development and implementation of a strategic plan for Mercer, stabilization of the management team, definition and refinement of business unit client offerings and improved risk management and organizational controls.

Mr. Drzik

The combined value of Mr. Drzik’s target total direct compensation (i.e., total value of target compensation to be paid to Mr. Drzik without regard to benefits) takes as its starting point the average of his actual total direct compensation for the prior three fiscal years, adjusted for future potential business and management contributions as a mentor and manager. The determination of Mr. Drzik’s actual total direct compensation is based on the same balanced scorecard components used for Mr. Bartley and Ms. Burns. The components of the scorecard and the weight allocated to each component are reviewed from time to time. With respect to 2007, the components of his scorecard were weighted as follows: financial results (40%); client results (15%); operational excellence (20%); and colleague capability (25%). MMC management determines Mr. Drzik’s total direct compensation based on a review of Mr. Drzik’s performance against objectives (including Mr. Drzik’s self-assessment) and makes a recommendation to the Compensation Committee as to the actual amount and form of Mr. Drzik’s annual short- and long-term incentive awards. The combined value of Mr. Drzik’s annual short- and long-term incentive awards in respect of 2007 reflects the subjective assessment of MMC management of Mr. Drzik’s contributions to Oliver Wyman Group, including Oliver Wyman Group’s strong financial performance, Mr. Drzik’s leadership, the successful implementation of a new brand without business disruption in the client market and talent management and succession planning. The portion of Mr. Drzik’s total compensation that is provided in the form of annual short-term incentive compensation is larger than that of the other named executive officers in order to remain competitive with the compensation practices of similarly situated consulting firms.

Mr. Spiller

Under Mr. Spiller’s employment agreement, he was entitled to a guaranteed minimum annual bonus in respect of fiscal year 2007 of $1,250,000.

Adjustments for Certain Items

For purposes of the annual short-term incentive awards, earnings per share and revenue are calculated based on criteria established at the beginning of the performance period.

MMC Performance. “Non-GAAP earnings per share” means MMC’s earnings per share from continuing operations calculated in accordance with accounting principles generally accepted in the United States, plus the operating earnings of Putnam Investments until its date of sale (reflected in discontinued operations for 2007), adjusted to exclude the impact of “noteworthy” items identified in MMC’s quarterly earnings releases, including restructuring charges and credits and costs related to certain legal and regulatory matters. “Non-GAAP revenue” means the revenue of MMC calculated in accordance with accounting principles generally accepted in the United States adjusted to exclude the impact of currency exchange rate fluctuations, acquisitions and dispositions.

Operating Company Performance. “Operating company revenue” means revenue calculated in accordance with accounting principles generally accepted in the United States adjusted to exclude the impact of currency exchange rate fluctuations, acquisitions and dispositions. “Net operating income” means the net operating income of an operating company calculated in accordance with accounting principles generally accepted in the United States adjusted for acquisitions, dispositions and the impact of currency exchange rate fluctuations. In addition, it excludes restructuring charges and other “noteworthy” items identified in MMC’s quarterly earnings releases.

Discretionary Cash Bonus Award

The Compensation Committee retains the discretion to award additional compensation to address the particular needs of MMC from time to time. In light of changes to MMC’s leadership team during 2007 and the beginning of 2008, the Compensation Committee granted an additional cash bonus to Mr. Bartley in recognition of his expanded role within the MMC organization during that period and his extraordinary individual contributions in that capacity. This cash bonus is disclosed in the “Bonus” column of the Summary Compensation Table at page 41.

Annual Long-term Incentive Compensation

Our annual long-term incentive program is intended to advance the interests of MMC and our shareholders by linking the compensation of our senior executives to performance over a multi-year period tied to MMC’s stock price. This component of a senior executive’s total compensation serves an essential role in retaining and motivating senior executives and encouraging them to make decisions that enhance the long-term value of shareholders’ investments.

Components of Annual Long-term Incentive Awards in Respect of Fiscal Year 2008

Each year, the Compensation Committee considers the appropriate mix of awards based upon recommendations from MMC management and MMC’s human resources department. These recommendations are reviewed by the Compensation Committee’s independent compensation consultant. Over the past few years, MMC’s long-term incentive compensation program for most senior executives has included not only service-based incentive awards in the form of restricted stock units, but also performance-contingent stock options, which tie option exercisability to an increase in MMC’s stock price, and performance-based restricted stock units, the payout of which is based upon the achievement of overall MMC or operating company financial performance. The various award types, described further in the narrative following the Grants of Plan-Based Awards in 2007 table at page 45, have enabled MMC to apply pay-for-performance features to the annual long-term incentive compensation program, while efficiently using MMC common stock to align our senior executives’ interests with our shareholders’ interests. In this proxy statement, when we describe awards as either “performance-contingent” or “performance-based,” we are describing awards that have vesting requirements other than, or in addition to, continued service requirements. These vesting requirements may include the achievement of certain market conditions or performance conditions, as those terms are defined in SFAS 123(R). The accounting for specific market or performance conditions is described in footnote 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2007, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 29, 2008.

In respect of fiscal year 2008:

■	In connection with the termination of his employment, we and Mr. Cherkasky agreed that he would not receive any long-term incentive award in respect of 2007.

■

In order to support stability and retention, and in consideration of the uncertainty around setting three-year performance objectives at Marsh and Marsh’s impact on the overall performance results of MMC, the Compensation Committee decided not to award to senior executives without operating company responsibility (i.e., Mr. Bartley) performance-based restricted stock units that result in the distribution of a number of MMC shares based on MMC financial performance. Instead, it decided to grant him performance-contingent stock options (50%) and service-based restricted stock units (50%).

■

For Ms. Burns, the Compensation Committee decided to maintain a mix of performance-contingent stock options (25%), service-based restricted stock units (50%) and performance-based restricted stock units (25%), with payout based upon the achievement of Mercer’s financial performance as determined in the discretion of the Compensation Committee.

■	For Mr. Drzik, the Compensation Committee decided to denominate his long-term incentive award in the form of performance-contingent stock options (50%) and service-based restricted stock units (50%).

■	Under Mr. Spiller’s employment agreement, he was entitled to receive 100% of his long-term incentive award in the form of service-based restricted stock units.

Annual Long-term Incentive Award Determination

For our named executive officers other than Messrs. Drzik and Spiller, annual long-term incentive award targets are a multiple of base salary. The grant date fair value of annual long-term incentive awards is determined by the Compensation Committee after considering the target ranges for annual long-term incentive awards included in each named executive officer’s employment agreement, as well as financial and individual performance. The Compensation Committee also considers the recommendations of MMC’s chief executive officer (except in the case of his own award). As discussed above in “Annual Short-term Incentive Compensation—Mr. Drzik” at page 34, Mr. Drzik’s annual long-term incentive award is determined in connection with the determination of the combined value of his total direct compensation.

The grant date fair value of annual long-term incentive awards granted to our named executive officers in February 2008 are shown in the following table (and are not reflected in the Summary Compensation Table at page 41). The value ultimately realized from these awards will depend on movements in MMC’s stock price and, for Ms. Burns, Mercer’s performance.

	Grant Date Fair Value of Annual Long-term Incentive Awards Granted in 2008
	Matthew B. Bartley	M. Michele Burns	John P. Drzik	David H. Spiller
Performance-contingent stock options	$656,251	$500,003	$375,005	$0
Service-based restricted stock units	656,260	1,000,019	375,017	1,500,016
Performance-based restricted stock units based on Mercer performance	N/A	500,023	N/A	N/A
Total grant date fair value of long-term incentive awards	1,312,511	2,000,045	750,022	1,500,016

The performance-contingent stock options are scheduled to vest in four equal annual installments, beginning on the first anniversary of the grant date, with earlier vesting in the event of death and certain terminations of employment. These options become exercisable when the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the options have vested. Each of the service-based restricted stock units represents one share of MMC common stock. The units are scheduled to fully vest on February 26, 2011.

Under the terms of his employment agreement, Mr. Spiller was eligible to receive equity-based awards with a value of $1,500,000 for 2007.

Ms. Burns received an award denominated in cash that will be converted into performance-based restricted stock units scheduled to vest on February 26, 2011. The number of shares of MMC common stock delivered in respect of these units will be determined based on Mercer’s performance during three annual performance periods (2008, 2009 and 2010). One-third of the value of the cash award was converted into performance-based restricted stock units on the grant date and one-third of the value of the cash award will be converted into performance-based restricted stock units on each of the first and second anniversaries of the grant date based on the fair market value of MMC common stock on the conversion date. Based on the Compensation Committee’s assessment of Mercer’s performance for the relevant year, zero to 1.5 shares of MMC common stock will be delivered to Ms. Burns for each vested performance-based restricted stock unit. The Compensation Committee has the discretion to convert unconverted cash covered by this award into another equity-based award with an equivalent conversion date value.

Benefits

Retirement and Deferred Compensation Plans

MMC maintains a United States retirement program consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan to provide those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to other employees. The Supplemental Retirement Plan provides an enhanced benefit for our senior executives and is intended to ensure that the retirement benefits that we provide to our senior executives are competitive with market practice. The features of the United States retirement program, including the actuarial present value of the accumulated pension benefits of our named executive officers who participate in these plans as of the end of 2007, are described in further detail in “Defined Benefit Retirement Program” at page 52. These benefits are part of our competitive compensation program. MMC does not have individually-designed defined benefit arrangements for any named executive officer.

In addition, MMC maintains the Supplemental Savings & Investment Plan (SSIP) an unfunded nonqualified defined contribution retirement plan that coordinates with the tax-qualified 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan. We offer the SSIP, in which all of our senior executives are eligible to participate, to maintain a competitive compensation program. Mr. Drzik has elected not to participate in MMC’s 401(k) Savings & Investment Plan and MMC’s SSIP. Mr. Spiller waived his participation rights in all MMC-sponsored tax-qualified and nonqualified retirement plans and, instead, had a stand-alone defined contribution arrangement.

Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered. Additional information on the plans and arrangements described above, including individual amounts deferred by our named executive officers, MMC contributions and earnings during 2007, as well as account balances as of the end of 2007, is provided in “Nonqualified Deferred Compensation” at page 54.

Severance Arrangements

Severance arrangements for our senior executives are provided in their respective employment agreements. As discussed above under “2007 Corporate Governance Initiatives and Executive Compensation” at page 30, the Compensation Committee adopted a policy requiring shareholder approval of any new or renewed severance agreement with any executive officer that provides for cash severance that exceeds 2.99 times his or her base salary and three-year average annual short-term incentive award. While compensation decisions regarding our senior executives affect the potential payouts under these arrangements, the existence of these change-in-control arrangements did not affect the Compensation Committee’s decisions with respect to other elements of 2007 compensation, since these change-in-control arrangements may never come into effect.

In connection with his termination of employment, Mr. Cherkasky received certain severance benefits pursuant to the terms of his employment agreement, including:

■

A cash severance payment of $7,150,000, which represents the sum of his base salary and his average short-term incentive award for 2005 and 2006 (this amount would be increased by $3,575,000 if there were to be a change in control of MMC within six months following the date of his termination of employment); and

■	Full vesting of his equity-based awards, including performance-contingent stock options and performance-based stock units.

In addition, Mr. Cherkasky received accelerated delivery of the MMC shares underlying his performance-based restricted stock units and provision of an off-site office and administrative support for one year following his termination, the value of which is approximately $197,500. Mr. Cherkasky also agreed to serve as a consultant to MMC during the transition period commencing on January 29, 2008 and ending on March 31, 2008, assisting MMC in the transition process relating to his separation from employment (including assisting MMC’s new president and chief executive officer) and on other projects as might reasonably be requested by our Board or MMC’s new president and chief executive officer. MMC paid Mr. Cherkasky a consulting fee at a monthly rate of $333,333 for each of January, February and March 2008, reduced by the amount of salary paid to him during 2008.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last day of 2007, is shown in “Potential Payments upon Termination or Change in Control” at page 56.

Change-in-Control Arrangements

Change-in-control benefits are provided to our senior executives through our equity-based compensation plans and their executive employment agreements. Our change-in-control arrangements are designed to be competitive with the practice of our market group and other similarly situated companies, by preserving a senior executive’s compensation expectations in the event of a change in control of MMC. As discussed above under “2007 Corporate Governance Initiatives and Executive Compensation,” the terms of equity-based awards granted after March 15, 2007 contain a “double-trigger” change-in-control vesting provision, which requires both a change in control of MMC followed by a specified termination of employment for vesting to be accelerated. Our change-in-control benefits are intended to retain our senior executives and provide continuity of management in the event of an actual or threatened change in control of MMC. Consistent with that objective, our senior executives’ employment agreements also include a “double-trigger” rather than providing severance payments solely on the basis of a change in control of MMC.

The amount of the estimated payments and benefits payable to our named executive officers assuming a change in control of MMC as of the last day of 2007 is shown in “Potential Payments upon Termination or Change in Control” at page 56.

Other Benefits

Our senior executives are eligible to participate in MMC’s health and welfare benefit programs on the same basis as MMC’s other eligible employees. The cost of these benefits is partially borne by employees, including senior executives. In addition, we provide modest executive perquisites and other personal benefits. In general, the perquisites or other personal benefits provided to our senior executives include (i) reimbursement for certain income tax return preparation and financial counseling expenses (up to a maximum of approximately $13,000 per year), (ii) from time to time, the relocation costs associated with hiring newly recruited senior executives and (iii) Mr. Spiller’s car and driver for a portion of 2007. The incremental cost of providing these perquisites and other personal benefits is identified in the footnotes to the “All Other Compensation” column of the Summary Compensation Table at page 41.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 2007, MMC adopted stock ownership guidelines for our senior executives. We believe that these ownership guidelines further align the interests of our senior executives with shareholders by requiring them to acquire and maintain a meaningful stake of their personal wealth in the form of MMC common stock. The ownership guidelines have been designed to take into account an individual’s needs for portfolio diversification, while maintaining stock ownership at levels sufficient to assure our shareholders of management’s commitment to value creation. Senior executives are expected, over a five-year grace period, to acquire and hold shares of MMC common stock equal to a specified multiple of their base salary (which varies based on position). The ownership guidelines for our named executive officers are listed below:

Named Executive Officer	Ownership Level Multiple
Michael G. Cherkasky	6
Matthew B. Bartley	3
M. Michele Burns	3
John P. Drzik	3
David H. Spiller	3

The following shares (or share equivalents) held directly by senior executives (and some family members) count toward satisfying the stock ownership guidelines:

■	Shares held outright;

■	Restricted stock;

■

Stock units granted under the 2000 Senior Executive Incentive and Stock Award Plan and the 2000 Employee Incentive and Stock Award Plan (including, for example, performance-based restricted stock units at target levels and service-based restricted stock units) and credited under the SSIP and other nonqualified retirement arrangements;

■	Shares held in the 401(k) Savings & Investment Plan; and

■	Shares acquired under our stock purchase plans.

Unexercised stock options do not count toward satisfying the stock ownership guidelines. As of February 29, 2008, all then-active named executive officers were either in compliance with the stock ownership guidelines or were within the grace period.

In addition, MMC prohibits its senior executives from engaging in speculative activities (including short sales, purchases or sales of puts or calls, and trading on a short-term basis) in MMC shares as well as any hedging of MMC shares.

TAX AND ACCOUNTING CONSIDERATIONS

We generally sought to ensure that the incentive compensation paid to our senior executives for 2007 was deductible for federal income tax purposes by paying our annual short-term incentive awards to our named executive officers pursuant to a shareholder-approved performance plan in accordance with Section 162(m) of the Internal Revenue Code. Under the plan, an annual incentive award pool was determined based on MMC’s net operating income. As permitted under the plan, the Compensation Committee could exercise its discretion to reduce (but not increase) the size of the amounts potentially payable to the named executive officers pursuant to the plan’s award formula. Notwithstanding the foregoing, we may from time to time approve elements of compensation for certain senior executives that are not fully deductible, and we reserve the right to do so in the future in appropriate circumstances.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code.

We account for stock-based compensation in accordance with the requirements of SFAS No. 123(R). SFAS 123(R) requires us to recognize compensation expense relating to share-based payments (such as stock options and restricted stock units) in our financial statements. The adoption of SFAS 123(R) and the recognition of this expense did not cause us to limit or otherwise significantly alter the equity-based compensation element of our program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. We consider the effect under SFAS 123(R) of any proposed change to the equity-based compensation element of our program.

Compensation Committee Report

Management has the primary responsibility for MMC’s financial statements and reporting processes, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying tables. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into MMC’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Compensation Committee

of the MMC Board of Directors

The Rt. Hon. Lord Lang of Monkton, DL (Chair)	Stephen R. Hardis
Oscar Fanjul	Morton O. Schapiro

* * *

Summary Compensation Table

The following table contains information relating to compensation paid to or earned by MMC’s 2007 president and chief executive officer, chief financial officer, any person who served in either of those roles in 2007 and the five other most highly compensated executive officers for 2007. Under the rules of the SEC, MMC’s named executive officers for fiscal year 2007 include Messrs. Haldeman and Storms, even though their employment terminated during the course of 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (8)	Stock Awards ($) (9)	Option Awards ($) (9)	Non-Equity Incentive Plan Compensation ($) (8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (10)	All Other Compensation ($) (11) (12)	Total ($)
Michael G. Cherkasky,	2007	$ 1,000,000	$ 0	$ 8,667,745	$ 2,919,651	$ 0	$ 139,358	$ 32,275	$ 12,759,029
Former President and Chief Executive Officer Marsh & McLennan Companies, Inc. (1)	2006	1,000,000	0	2,755,383	1,419,826	2,650,000	137,544	45,030	8,007,783

Matthew B. Bartley,	2007	650,000	435,000	390,746	158,372	960,000	41,442	25,039	2,660,599
Chief Financial Officer Marsh & McLennan Companies, Inc. (2)	2006	461,437	0	86,706	94,920	650,000	43,464	34,826	1,371,353

M. Michele Burns,	2007	850,000	0	565,636	477,655	1,452,000	107,415	536,740	3,989,446
Chairman and Chief Executive Officer Mercer (3)	2006	625,000	750,000	396,572	361,158		0	188,102	2,320,832

John P. Drzik,	2007	600,000	0	104,172	328,257	2,500,000	21,627	0	3,554,056
President and Chief Executive Officer Oliver Wyman Group (4)

David H. Spiller,	2007	700,000	1,250,000	1,208,335	139,274	0	0	255,233	3,552,842
President and Chief Executive Officer Guy Carpenter (5)	2006	700,000	1,250,000	1,000,000	0	0	0	4,524,679	7,474,679

Charles E. Haldeman,	2007	525,000	0	13,659,391	438,303	0	15,996	327,032	14,965,722
Former President and Chief Executive Officer Putnam Investments (6)	2006	900,000	0	7,149,224	669,983	6,453,105	0	433,418	15,605,730

Brian M. Storms,	2007	750,000	0	7,223,957	1,695,016	0	0	6,212,084	15,881,057
Former Chairman and Chief Executive Officer Marsh Inc. (7)	2006	1,000,000	0	1,708,952	842,250	2,500,000	98,240	10,299	6,159,741

(1)

As discussed in “Compensation Discussion and Analysis—Recent Developments Regarding MMC” at page 27, Mr. Cherkasky ceased being employed as MMC’s president and chief executive officer on January 29, 2008. The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the incremental expense under FAS 123(R) recognized by MMC in connection with the termination of his employment.

(2)	Mr. Bartley served as MMC’s treasurer until September 25, 2006, at which time he became MMC’s chief financial officer and entered into an employment agreement with us.

(3)

Ms. Burns joined MMC effective March 1, 2006. She served as MMC’s chief financial officer from March 31, 2006 through September 25, 2006, when she became Mercer’s chairman and chief executive officer. Effective January 1, 2007, her salary was increased to $850,000.

(4)	As Mr. Drzik was not a named executive officer for purposes of our 2007 proxy statement, only one year of compensation is required to be disclosed under the SEC’s rules.

(5)

As discussed in “Compensation Discussion and Analysis—Recent Developments Regarding MMC” at page 27, Mr. Spiller ceased being employed with MMC on February 27, 2008. Under his employment agreement, Mr. Spiller was eligible for an annual short-term award, with a minimum bonus of $1,250,000 for each of 2006 and 2007. Mr. Spiller was also eligible for equity-based awards with a grant date fair value of $1,500,000 for each of 2006 and 2007. These awards had vesting and other terms that were consistent with those provided to similarly situated executives.

(6)

On February 27, 2006, Putnam Investments entered into an employment agreement with Mr. Haldeman. Under that agreement, Mr. Haldeman was entitled to a base salary of $900,000. As discussed in “Compensation Discussion and Analysis—Recent Developments Regarding MMC” at page 27, Mr. Haldeman ceased employment with MMC, when Putnam Investments was sold to Great-West, effective August 3, 2007. The “Stock Awards” and “Option Awards” columns reflect the incremental expense under FAS 123(R) recognized in connection with the transaction.

(7)

As discussed in “Compensation Discussion and Analysis—Recent Developments Regarding MMC” at page 27, Mr. Storms ceased being employed with MMC effective September 30, 2007. The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the incremental expense under FAS 123(R) recognized by MMC in connection with the termination of his employment. The amounts reported in the “All Other Compensation” column include certain payments and benefits provided to him in connection with the termination of his employment.

(8)

The amounts reported in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns reflect cash payments awarded as discretionary bonuses and annual short-term incentive compensation awards, respectively, as described in further detail in “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Short-term Incentive Compensation” and “—Discretionary Cash Bonus Award” at pages 31 and 35, respectively. These awards, which were in respect of fiscal year 2007, were determined by MMC’s Compensation Committee at its meeting on February 26, 2008 and were paid on February 29, 2008.

(9)

As part of its compensation program, MMC grants equity-based awards under its 2000 Senior Executive Incentive and Stock Award Plan and 2000 Employee Incentive and Stock Award Plan. The amounts reported in the “Stock Awards” and “Option Awards” columns constitute the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, respectively, in accordance with FAS 123(R). Thus, these amounts reflect awards granted in 2007 and certain awards granted prior to 2007. Assumptions used in the calculation of these amounts for awards granted in 2007 are included in footnote 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2007, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 29, 2008. Assumptions used in the calculation of these amounts for awards granted prior to 2007 are included in the footnote captioned “Stock Benefit Plans” to MMC’s audited financial statements for the relevant fiscal year, included in MMC’s Annual Reports on Form 10-K filed with the SEC.

(10)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the actuarial increase in the present value of the named executive officers’ benefits under MMC’s tax-qualified Retirement Plan, its Benefit Equalization Plan and its Supplemental Retirement Plan. Assumptions used in the calculation of these amounts are included in footnote 8 to MMC’s audited financial statements for the fiscal year ended December 31, 2007, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 29, 2008. The named executive officer may not currently be entitled to receive all of these amounts because such amounts are not vested. MMC’s retirement program is described in further detail in “Defined Benefit Retirement Program” at page 52. No named executive officer received preferential or above-market earnings on deferred compensation.

(11)

The amount in the “All Other Compensation” column for Mr. Spiller in 2006 was increased by $19,310 over the amount reported in our 2007 proxy statement to reflect the incremental cost to MMC of providing an automobile and driver for the last six months of 2006.

(12)	The following items are reported in the “All Other Compensation” column for our named executive officers in 2007.

All Other Compensation

Name	Termination Payments ($) (a)	Company Contributions to Defined Contribution Plans ($) (b) (c)	Tax Gross-up ($) (d)	Personal Travel, Relocation and Miscellaneous ($) (e)	Financial Planning, Tax Preparation and Legal Fees ($) (f)	ESPP Interest Credited ($) (g)	Total ($)
Michael G. Cherkasky .	$ 0	$ 23,460	$ 0	$ 0	$8,705	$110	$ 32,275
Matthew B. Bartley	0	15,249	0	0	9,648	142	25,039
M. Michele Burns	0	18,183	207,092	311,465	0	0	536,740
John P. Drzik	0	0	0	0	0	0	0
David H. Spiller	0	150,000	1,270	103,810		153	255,233
Charles E. Haldeman	0	135,169	0	191,863	0	0	327,032
Brian M. Storms	6,211,263	0	0	821	0	0	6,212,084

(a)

In connection with the termination of Mr. Storms’s employment, these amounts include: (i) $6,100,000 paid as severance and (ii) $44,231 paid in respect of accrued vacation, which payments were made on January 4, 2008 following Mr. Storms’s execution and nonrevocation of a separation and release agreement. These amounts also include providing an off-site office and administrative support with an estimated value of $67,032 pursuant to Mr. Storms’s separation agreement.

(b)

In the case of Messrs. Cherkasky and Bartley and Ms. Burns, these amounts include MMC’s matching contributions under the 401(k) Savings & Investment Plan and SSIP attributable to 2007, including any performance-based match in respect of 2007 and credited on March 17, 2008. The 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in “Nonqualified Deferred Compensation” at page 54.

(c)

Under his employment agreement, Mr. Spiller waived his participation rights in all tax-qualified and related nonqualified retirement plans in exchange for an annual credit of $150,000 to a nonqualified retirement plan at the end of each year. His account balance would have vested 100% on December 31, 2008 and would have been notionally invested in either shares of MMC common stock or in one or more available mutual funds. In connection with Mr. Spiller’s termination of employment on February 27, 2008, his account balance was forfeited. This arrangement is described in further detail in “Nonqualified Deferred Compensation” at page 54.

With respect to Mr. Haldeman, see footnote (2) to the “Nonqualified Deferred Compensation Table for 2007” at page 55.

(d)

Represents a gross-up for income and employment taxes with respect to (i) temporary housing, travel and moving expenses in connection with Ms. Burns’s relocation to the New York City area and (ii) Mr. Spiller’s relocation to London.

(e)

In the case of Ms. Burns, represents MMC’s reimbursement until July 2007 for (i) coach class commercial flights (and related airport transfers) taken and (ii) temporary housing expenses and later moving expenses, in each case incurred in connection with her relocation to the New York City area.

In the case of Mr. Spiller, represents (i) automobile and driver benefits that were provided until August 2007 and (ii) benefits provided in connection with his relocation from the New York City area to the London area.

In the case of Mr. Haldeman, represents personal use of an aircraft in which Putnam owns a fractional share. The aggregate incremental cost of this use was determined by calculating (i) the aggregate incremental variable costs to Putnam for Mr. Haldeman’s personal flights (including personnel, hourly charges, cost of fuel and landing fees) and (ii) a proportional share of the cost of acquiring the fractional share.

In the case of Mr. Storms, represents de minimis miscellaneous items.

(f)	In the case of Messrs. Cherkasky and Bartley, represents the incremental cost to MMC of offering personal financial planning and tax preparation services.

(g)	Represents interest credited on participant accounts within Marsh & McLennan Companies 1999 Employee Stock Purchase Plan, a tax-qualified employee stock purchase plan.

Employment Agreements

The employment agreements of our named executive officers, except for Messrs. Drzik and Spiller, generally follow a common template and include the following significant principal terms:

■	An initial three-year term, with automatic renewal for an additional year, unless either party gives notice of an intent to terminate the agreement;

■

Base salary and annual short-term and long-term incentive compensation target opportunities and ranges. Although targets and ranges are included in the agreement, actual short-term and long-term incentive awards payments are based upon the performance assessment described in “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Short-term Incentive Compensation” and “—Annual Long-term Incentive Compensation,” respectively, at pages 31 and 35;

■	Severance and related compensation in the event of specified terminations of employment; and

■	Noncompetition, nonsolicitation and confidentiality covenants for the benefit of MMC.

Mr. Drzik’s employment agreement with Mercer Management Consulting, a predecessor of Oliver Wyman, was entered into in connection with the acquisition of Oliver, Wyman & Company in 2003. It was amended on December 12, 2005 to extend its term from March 31, 2006 to March 31, 2008. The agreement stipulates Mr. Drzik’s annual base salary, as well as his ability to participate in MMC’s equity-based compensation plans on the same basis and in the same manner as similarly situated employees. In addition, Mr. Drzik is entitled to severance and related compensation in the event of specified terminations of employment and is subject to noncompetition, nonsolicitation and confidentiality covenants for the benefit of MMC.

Mr. Spiller’s employment agreement provided for his annual base salary, as well as a minimum guaranteed bonus for each of 2006, 2007 and 2008. With respect to long-term incentive compensation, Mr. Spiller was eligible to participate in MMC’s long-term incentive compensation plans and was entitled to a guaranteed minimum value for long-term incentive awards in respect of 2006 and 2007, which were granted on February 12, 2007 and February 26, 2008, respectively. As discussed in “Compensation Discussion and Analysis—Recent Developments Regarding MMC” at page 27, Mr. Spiller ceased being employed with MMC on February 27, 2008.

On January 29, 2008, MMC entered into an employment agreement with Mr. Duperreault, governing the terms of his employment as MMC’s president and chief executive officer. For further information on his employment agreement, see “Compensation Discussion and Analysis—Use of Employment Agreements” at page 29.

Grants of Plan-Based Awards in 2007

The following table contains information on the grants of plan-based awards made to our named executive officers in 2007. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the annual short-term incentive compensation awards granted in 2007. The terms and conditions of these awards are described in further detail in “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Short-term Incentive Compensation” at page 31. The remaining columns relate to plan-based awards granted in 2007. These generally consist of performance-based restricted stock units, performance-contingent stock options and service-based restricted stock units with respect to shares of MMC common stock, except in the case of Mr. Haldeman, who received equity-based awards with respect to Putnam Investments Class B common stock. The terms and conditions of these awards are described in further detail in the narrative following this table.

GRANTS OF PLAN-BASED AWARDS (1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Stock Price on Date of Grant ($/Sh)	Grant Date Fair Market Value ($) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael G. Cherkasky		$0	$2,250,000	$4,500,000
	2/12/2007				0	84,460	168,920					$2,500,016
	2/12/2007							42,230				1,250,008
	2/12/2007								156,250	$29.60	$29.83	1,251,563

Matthew B. Bartley		0	975,000	1,950,000
	2/12/2007				0	16,892	33,784					500,003
	2/12/2007							8,446				250,002
	2/12/2007								31,250	29.60	29.83	250,313

M. Michele Burns		0	1,275,000	2,550,000
	2/12/2007				0	16,892	33,784					500,003
	2/12/2007							8,446				250,002
	2/12/2007								31,250	29.60	29.83	250,313

John P. Drzik		0	2,500,000	N/A
	2/12/2007				0	12,669	25,338					375,002
	2/12/2007							6,335				187,516
	2/12/2007								23,438	29.60	29.83	187,738

David H. Spiller		0	0	0
	2/12/2007				0	25,338	50,676					750,005
	2/12/2007							12,669				375,002
	2/12/2007								46,875	29.60	29.83	375,469

Charles E. Haldeman	3/15/2007	0	0	0	0	0	0	212,660	0	0	0	6,449,978

Brian M. Storms		0	2,250,000	4,500,000
	2/12/2007				0	59,122	118,244					1,750,011
	2/12/2007							29,561				875,006
	2/12/2007								109,375	29.60	29.83	876,094

(1)

All equity-based awards reported in this table were approved by the Compensation Committee at its meeting on February 12, 2007 and granted on the same date, except with respect to Mr. Haldeman’s awards, which were approved by the Compensation Committee and granted on March 15, 2007.

(2)

The amounts reported in column (d) constitute the midpoint of the target annual short-term incentive compensation award ranges within the respective employment agreements of Messrs. Cherkasky and Bartley and Ms. Burns. The actual earned amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The target award amount reported for Mr. Drzik is based on the average of his actual total compensation for the prior three fiscal years, adjusted for future business potential and management contributions. With respect to both Messrs. Cherkasky and Storms, in connection with the termination of their employment, the Compensation Committee determined that neither would receive any annual short-term incentive compensation award in respect of 2007.

(3)

The amounts reported in columns (f), (g) and (h) reflect performance-based restricted stock units granted on February 12, 2007, that are payable based on threshold (0%), target (100%) and maximum (200%) performance achievement, respectively. Awards were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. All of these grants include the right to receive current dividend equivalent payments in cash equal in amount to the dividends paid on outstanding shares of MMC common stock, based on the target number of units.

(4)

The amounts reported in column (i) for Messrs. Cherkasky, Bartley, Drzik, Spiller and Storms and Ms. Burns reflect service-based restricted stock units granted on February 12, 2007. Awards were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. These service-based restricted stock unit awards include the right to receive current dividend equivalent payments in cash equal in amount to the dividends paid on outstanding shares of MMC common stock.

The amount reported in column (i) for Mr. Haldeman reflects service-based restricted stock units granted on March 15, 2007 with respect to Putnam Investments Class B common stock made under Putnam Investments’ Equity Partnership Plan.

(5)

The amounts reported in column (j) for Messrs. Cherkasky, Bartley, Drzik, Spiller and Storms and Ms. Burns reflect performance-contingent stock options granted on February 12, 2007 made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan.

(6)

The performance-contingent stock options granted on February 12, 2007 have an exercise price of $29.60 per share, which was equal to the average of the high and low trading prices of shares of MMC common stock on February 9, 2007, the trading date immediately preceding the date of grant. The closing market price of shares of MMC common stock on the date of grant was $29.83 per share, which was higher than the exercise price.

(7)	The grant date fair market value reported for the performance-based restricted stock units assumes payment at target.

Performance-based restricted stock units

Performance-based restricted stock units granted in 2007 are intended to provide a strong incentive for achieving specific performance objectives over a three-year performance period. They represent a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of MMC common stock ranging from 0% to 200% of the initial number of units granted, depending on actual performance against objective, pre-established financial metrics. The units are scheduled to vest on the third anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. The number of shares delivered is based on performance, with shares of MMC common stock equal to 100% of the initial number of units granted if target performance is achieved. Performance above or below target will result in more or fewer shares of MMC common stock being delivered. During the vesting period, the named executive officers are entitled to receive cash payments equal to the dividends paid on one share of MMC common stock multiplied by the target number of units granted, at the same time as dividends are paid to MMC shareholders. Performance-based restricted stock units have no voting rights.

The performance-based restricted stock units granted to the named executive officers on February 12, 2007 are scheduled to vest on February 12, 2010 and will be delivered in shares of MMC common based on the results of MMC performance (three-year cumulative non-GAAP earnings per share) on an overall basis for the three-year period from January 1,

2007 through December 31, 2009. The performance target for the performance-based restricted stock units granted in 2007 incorporated our stated financial objectives at that time of mid-teens non-GAAP earnings per share growth over the 2007-2009 performance period. Based on our performance during 2007, we do not anticipate that target performance will be attained.

Performance-contingent stock options

Performance-contingent stock options represent the right to purchase a specified number of shares of MMC common stock at a specified exercise price for a specified period of time. These options granted on February 12, 2007 are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. The options have an exercise price equal to the average of the high and low trading prices of shares of MMC common stock on the trading day immediately preceding the grant date. The options are exercisable after vesting only to the extent that the closing market price of shares of MMC common stock equals or exceeds 115% of the exercise price (i.e., $34.04) for 10 consecutive trading days after the option has vested. Options have a term of 10 years beginning on the grant date.

Service-based restricted stock units

Service-based restricted stock units are intended to balance the overall risk and potential reward of our annual long-term incentive compensation program. They represent a promise to deliver a share of MMC common stock as soon as practicable after vesting. The units granted to the named executive officers on February 12, 2007 are scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. During the vesting period, the named executive officers are entitled to receive cash payments equal to the dividends paid on one share of MMC common stock multiplied by the number of units granted, at the same time as dividends are paid to MMC shareholders. The service-based restricted stock units have no voting rights.

Outstanding Equity Awards at Fiscal Year End

The following table contains information concerning the outstanding equity-based awards held by the named executive officers at fiscal 2007 year end. All outstanding equity-based awards are with respect to MMC common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (2)
Michael G. Cherkasky	(4)	0	0	426,621	$29.190	1/29/13
	(5)	0	0	238,096	30.215	1/29/13
	(6)	0	0	156,250	29.600	1/29/13
	(7)						270,752	$7,166,805	151,126	$4,000,305

Matthew B. Bartley	(8)	5,715	0	0	27.860	1/17/11
	(8)	3,704	0	0	27.860	3/14/11
	(8)	2,778	0	0	27.860	3/20/12
	(8)	5,000	0	0	27.860	3/19/13
	(8)	3,393	1,131	0	27.860	3/16/14
	(9)	0	0	14,000	30.505	3/15/15
	(10)	0	0	5,000	30.215	3/14/16
	(11)	0	0	31,250	29.600	2/11/17
	(12)						34,900	923,803	17,942	474,925

M. Michele Burns	(10)	0	0	125,000	30.215	3/14/16
	(11)	0	0	31,250	29.600	2/11/17
	(13)						25,946	686,791	51,892	1,373,581

John P. Drzik	(9)	0	0	55,000	30.505	3/15/15
	(8)	10,715	3,572	0	27.860	3/16/14
	(10)	0	0	45,000	30.215	3/14/16
	(11)	0	0	23,438	29.600	2/11/17
	(14)						22,735	601,795	12,669	335,348

David H. Spiller	(11)	0	0	46,875	29.600	2/11/17
	(15)	0	0				106,979	2,831,734	25,338	670,697

Charles E. Haldeman	(16)	0	0	0	0	0	0	0	0	0

Brian M. Storms	(17)	0	0	0	0	0	282,305	7,472,613	99,122	2,623,759

(1)

Performance-contingent stock options, other than those granted to Mr. Cherkasky in 2005 and discussed in footnote (4) below, are exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for 10 consecutive trading days after the option has vested.

(2)	Based on the closing market price of MMC common stock on December 31, 2007, which was $26.47 per share.

(3)

The amounts reported in this column represent the number of shares underlying performance-based restricted stock units, based on the achievement of target performance. Performance-based restricted stock units vest after three years and are paid in a number of MMC shares determined based on actual performance over the three-year period. The number of deliverable shares will range from 0% (or 25% for Mr. Bartley’s 2006 award of 1,050 performance-based restricted stock units) of target to 200% of target.

(4)

Represents a performance-contingent stock option granted on July 28, 2005, with vesting in three equal tranches on July 28, 2006, 2007 and 2008. This option became vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008. This option is exercisable for five years following his termination of employment (because he is eligible for early retirement) only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for 30 consecutive trading days after the option has vested.

(5)

Represents a performance-contingent stock option granted on March 15, 2006, with vesting in four equal tranches on March 15, 2007, 2008, 2009 and 2010. This option became vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008. This option is exercisable for five years following his termination of employment (because he is eligible for early retirement) only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for 10 consecutive trading days after the option has vested.

(6)

Represents a performance-contingent stock option granted on February 12, 2007, with vesting in four equal tranches on February 12, 2008, 2009, 2010 and 2011. This option became vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008. This option is exercisable for five years following his termination of employment (because he is eligible for early retirement) only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for 10 consecutive trading days after the option has vested.

(7)

Represents 270,752 service-based deferred or restricted stock units that were scheduled to vest as follows: 14,076 units on February 12, 2008; 66,719 units on July 6, 2008; 128,469 units on July 28, 2008; 33,334 units on March 15, 2009; 14,077 units on February 12, 2009; and 14,077 units on February 12, 2010. In addition, represents 151,126 performance-based restricted stock units that will vest as follows: 66,666 units on March 15, 2009 and 84,460 units on February 12, 2010, subject to the satisfaction of specified performance targets. All of these restricted stock units became vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008 and were delivered (in the case of the performance-based restricted stock units, at target) on February 25, 2008 following his execution and nonrevocation of a separation and release agreement.

(8)

Represents a service-based stock option that was granted on July 1, 2005 and vested on July 1, 2007, other than with respect to 1,131 shares for Mr. Bartley and 3,572 shares for Mr. Drzik that will vest on March 17, 2008.

(9)

Represents a performance-contingent stock option that was granted on March 16, 2005, with vesting in four equal tranches on March 16, 2006, 2007, 2008 and 2009. This option is exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

(10)

Represents a performance-contingent stock option that was granted on March 15, 2006, with vesting in four equal tranches on March 15, 2007, 2008, 2009 and 2010. This option is exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

(11)

Represents a performance-contingent stock option that was granted on February 12, 2007, with vesting in four equal tranches on February 12, 2008, 2009, 2010 and 2011. The vested portion of this option is exercisable for 90 days following his termination of employment only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

(12)

Represents 34,900 service-based deferred or restricted stock units that will vest as follows: 2,815 units on February 12, 2008; 1,741 units on May 18, 2008; 1,050 units on March 15, 2009; 2,815 units on February 12, 2009; 23,663 units on September 25, 2009; and 2,816 units on February 12, 2010. In addition, represents 17,942 performance-based restricted stock units that will vest as follows: 1,050 units on March 15, 2009 and 16,892 units on February 12, 2010, subject to the satisfaction of specified performance targets.

(13)

Represents 25,946 service-based restricted stock units that will vest as follows: 2,815 units on February 12, 2008; 2,815 units on February 12, 2009; 17,500 units on March 15, 2009; and 2,816 units on February 12, 2010. In addition, represents 51,892 performance-based restricted stock units that will vest as follows: 35,000 units on March 15, 2009 and 16,892 units on February 12, 2010, subject to the satisfaction of specified performance targets.

(14)

Represents 22,735 service-based restricted stock units or restricted shares that will vest as follows: 2,112 units on February 12, 2008; 2,112 units on February 12, 2009; 2,111 units on February 12, 2010; 9,200 units on January 1, 2012; and 7,200 units on January 1, 2015. In addition, represents 12,669 performance-based restricted stock units that will vest on February 12, 2010, subject to the satisfaction of specified performance targets.

(15)

Represents 106,979 service-based restricted stock units with scheduled vesting as follows: 94,310 units on December 31, 2008; and 12,669 units with vesting in three equal tranches in February 12, 2008, 2009 and 2010. In addition, represents 25,338 performance-based restricted stock units with scheduled vesting on February 12, 2010, subject to the satisfaction of specified performance targets.

(16)

Mr. Haldeman’s equity-based awards with respect to MMC common stock were canceled in connection with the sale of Putnam Investments to Great-West effective August 3, 2007 and the resulting termination of his employment with us. This table does not disclose any outstanding equity-based awards with respect to Putnam Investments Class B common stock that Mr. Haldeman may hold, because the sale occurred prior to fiscal 2007 year end.

(17)

Represents 282,305 service-based restricted stock units that were scheduled to vest as follows: 9,854 units on February 12, 2008; 9,985 units on February 15, 2008; 55,945 units on September 8, 2008; 9,854 units on February 12, 2009; 20,000 units on March 15, 2009; 166,814 units on July 19, 2009; and 9,853 units on February 12, 2010. In addition, represents 99,122 performance-based restricted stock units that were scheduled to vest as follows: 40,000 units on March 15, 2009; and 59,122 units on February 12, 2010, subject to the satisfaction of specified performance targets. All of these restricted stock units became vested in connection with the termination of Mr. Storms’s employment and were delivered (in the case of the performance-based restricted stock units, at target) on January 4, 2008 following his execution and nonrevocation of a separation and release agreement. Mr. Storms’s stock options were canceled in connection with the termination of his employment effective September 30, 2007.

Option Exercises and Stock Vested

The following table contains information concerning stock awards held by the named executive officers that vested in 2007. None of the named executive officers exercised stock options with respect to MMC common stock in 2007. All vesting of stock awards is with respect to MMC common stock except for the stock awards held by Mr. Haldeman that are disclosed in footnote (4) below, which are with respect to Putnam Investments Class B common stock.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Michael G. Cherkasky (2)	0		$0		0		$0
Matthew B. Bartley	0		0		0		0
M. Michele Burns	0		0		0		0
John P. Drzik	0		0		5,834		180,387
David H. Spiller	0		0		0		0
Charles E. Haldeman	0		0		85,108		2,446,004
	0	(4)	0	(4)	527,786	(4)	17,790,980	(4)
Brian M. Storms (3)	0		0		0		0

(1)

For MMC common stock, based on the average of the high and low trading prices of shares of MMC common stock on the trading date immediately preceding the vesting date. For Putnam Investments Class B common stock, see footnote (4) below.

(2)

In connection with the termination of his employment, Mr. Cherkasky’s outstanding restricted stock units became vested and were delivered (in the case of his performance-based stock units, at target) on February 25, 2008 following his execution and nonrevocation of a separation and release agreement. The value realized by Mr. Cherkasky is disclosed in the “Payments to Mr. Cherkasky in Connection with the Termination of His Employment” table at page 58.

(3)

In connection with the termination of his employment, Mr. Storms’s outstanding restricted stock units became vested on January 4, 2008 following his execution and nonrevocation of a separation and release agreement. 115,491 service-based restricted stock units have been distributed to Mr. Storms; 40,000 performance-based restricted stock units will be distributed after the end of the performance period in 2009 based on performance; 166,814 service-based restricted stock units will be distributed on July 1, 2009; and 59,122 performance-based restricted stock units will be distributed after the end of the performance period in 2010 based on performance. The value realized by Mr. Storms is disclosed in the “Potential Payments Upon Termination or Change in Control” table at page 56.

(4)	With respect to Putnam Investments Class B common stock:

In connection with the sale of Putnam Investments to Great-West effective August 3, 2007, all outstanding options related to Putnam Investments Class B common stock vested and were canceled for a cash payment equal to the number of Class B shares underlying the option, multiplied by the excess, if any, of the fair market value of a share of Class B common stock (as determined under Putnam Investments’ Equity Partnership Plan) over the exercise price. In addition, Mr. Haldeman became entitled to an additional payment equal to the number of Class B shares underlying the option, multiplied by the excess, if any, of the per share purchase price of a Class A share over the higher of the fair market value of a Class B share or the exercise price. This additional payment is scheduled to vest in three annual installments beginning on the first anniversary of the closing date, with earlier vesting in the event of death and specified terminations of employment.

Similarly, each restricted Class B share vested and was canceled for a cash payment equal to the fair market value of a Class B share. In addition, Mr. Haldeman became entitled to an additional payment equal to the number of Class B shares held by him, multiplied by the excess, if any, of the per share purchase price of a Class A share over the fair market value of a Class B share. This additional payment has the same terms and conditions applicable to the additional payment relating to options, as described above.

Defined Benefit Retirement Program

MMC maintains a defined benefit retirement program in the United States consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan to provide those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to other employees. The Supplemental Retirement Plan provides for an enhanced benefit for our senior executives and is intended to ensure that the retirement benefits that we provide to our senior executives are competitive with market practice.

For participants who are eligible for all three plans, annual benefits payable at age 65 in the form of a straight-life annuity are determined generally by the following formula:

■	2% of eligible salary for each of the first 25 years of eligible benefit service; plus

■	1.6% of eligible salary for each of the next five years of eligible benefit service; plus

■	1.0% of eligible salary for each year of eligible benefit service over 30 years.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Under the retirement program, participants who have attained five years of vested service and are at least age 55 are eligible for early retirement benefits.

Messrs. Cherkasky and Storms, while employed with us, participated, and Messrs. Bartley and Drzik and Ms. Burns participate, in the United States defined benefit retirement program. Messrs. Bartley and Drzik are fully vested under the program, as was Mr. Cherkasky. Neither Messrs. Spiller nor Haldeman participates in any MMC-sponsored defined benefit plans.

Benefits under the retirement program vest upon the earlier of (i) a participant’s attainment of five years of vested service or (ii) a change in control of MMC. Service with acquired companies is recognized for eligibility and vesting (but not benefit accrual) under the retirement program. As a result, Mr. Cherkasky has 13.9 years of credited service for vesting purposes (reflecting all of his service with Kroll) but only 3.5 years of credited service for benefit accrual purposes (reflecting his service with Kroll and MMC after Kroll was acquired by MMC), and Mr. Drzik has 23.3 years of credited service for vesting purposes (reflecting all of his service with Oliver Wyman) but only 4.8 years of credited service for benefit accrual purposes (reflecting his service with Oliver, Wyman & Company and MMC after Oliver, Wyman & Company was acquired by MMC). None of the named executive officers has been credited with any benefit accrual service for purposes of the retirement program other than based on the executive’s actual periods of service with a MMC company.

The actuarial net present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2007, as well as other information about each of our defined benefit pension plans, is reported in the table below. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. Benefits under the nonqualified plans may be payable as a lump sum as well. MMC’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. MMC is not required to, and does not, fund any of its obligations to the named executive officers under any of its nonqualified defined benefit retirement plans. No payments under the plans were made in 2007.

PENSION BENEFITS TABLE FOR 2007
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Michael G. Cherkasky	Qualified Retirement Plan	3.5	$70,718	$0
	Benefit Equalization Plan	3.5	239,912	0
	Supplemental Retirement Plan	3.5	100,737	0

	Total		411,367
Matthew B. Bartley	Qualified Retirement Plan	6.8	82,586	0
	Benefit Equalization Plan	6.8	79,137	0
	Supplemental Retirement Plan	6.8	45,067	0

	Total		206,790
M. Michele Burns	Qualified Retirement Plan	1.8	22,865	0
	Benefit Equalization Plan	1.8	63,709	0
	Supplemental Retirement Plan	1.8	20,841	0

	Total		107,415
John P. Drzik	Qualified Retirement Plan	4.8	40,921	0
	Benefit Equalization Plan	4.8	83,076	0
	Supplemental Retirement Plan	4.8	24,805	0

	Total		148,802
David H. Spiller	None	N/A	N/A	N/A
Charles E. Haldeman	None	N/A	N/A	N/A
Brian M. Storms (3)	None	N/A	N/A	N/A

(1)

Represents years of service recognized for benefit accrual purposes, as of December 31, 2007. As described in further detail in the narrative explanation preceding this table, Mr. Cherkasky’s prior service with Kroll and Mr. Drzik’s prior service with Oliver, Wyman & Company are recognized for eligibility and vesting purposes. For those purposes, Mr. Cherkasky has 13.9 years of credited service, and Mr. Drzik has 23.3 years of credited service.

(2)

Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years, are included in footnote 8 to MMC’s audited financial statements for the fiscal year ended December 31, 2007, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(3)

Mr. Storms’s employment with us terminated effective September 30, 2007, at which time he had less than five years of vested service and, therefore, did not have the right to any accrued benefit in any of MMC’s defined benefit plans.

Nonqualified Deferred Compensation

MMC maintains the SSIP, a nonqualified deferred compensation plan that coordinates with its tax-qualified 401(k) Savings & Investment Plan. Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives, which mirror the alternatives under the 401(k) Savings & Investment Plan. These alternatives consist of a variety of mutual funds and MMC stock units. Participants in the SSIP may change their investment elections at any time, on a daily basis, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in MMC stock units, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with MMC, MMC provides matching credits at the same rate as the 401(k) Savings & Investment Plan. MMC’s senior executives (other than Mr. Spiller and Mr. Haldeman while they were employed with us) are eligible to participate in the SSIP. Messrs. Drzik and Storms elected not to participate in the SSIP.

In addition, MMC maintains the Cash Bonus Award Voluntary Deferral Plan (CBAVDP), a nonqualified defined contribution plan that allowed eligible participants to defer up to 75% of their annual cash bonus. No contributions have been made to this plan since 2004. Account balances are notionally invested in any or all of the plan’s notional investment alternatives, which consist of a variety of mutual funds and MMC stock units. Participants in the plan may change their investment elections at any time, on a daily basis, as to the existing balances only. However, once a participant notionally invests an amount in MMC stock units, that amount cannot be reallocated to any other notional investment. Only Mr. Bartley participates in this plan.

Under his employment agreement, Mr. Spiller waived his participation rights in all tax-qualified and related nonqualified retirement plans in exchange for an annual credit of $150,000 to a nonqualified retirement plan at the end of each year. His account balance would have vested 100% after three years of employment and would have been notionally invested in either MMC stock units or in one or more mutual funds. In connection with Mr. Spiller’s termination of employment on February 27, 2008, his account balance was forfeited.

The table below contains information relating to MMC’s deferred compensation program. All amounts deferred by a named executive officer or by MMC in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he or she was a named executive officer for purposes of the SEC’s executive compensation disclosure for the applicable year.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2007
Name	Plan Name	12/31/06 Closing Balance ($)	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Michael G. Cherkasky	SSIP	$256,524	$99,500	$30,042	$20,295	$0	$406,361
Matthew B. Bartley	SSIP	106,002	154,000	15,006	(14,756)	0	260,252
	CBAVDP	302,863	0	0	(31,837)	(20,516)	250,510

	Total	408,865	154,000	15,006	(46,593)	(20,516)	510,762
M. Michele Burns	SSIP	0	37,714	9,406	(1,889)	0	45,231
John P. Drzik	None	0	0	0	0	0	0
David H. Spiller (4)	David Spiller Retirement Plan	150,000	0	150,000	(21,673)	0	278,327
Charles E. Haldeman (5)	Putnam Investments’ Executive Deferred Compensation Plan	248,712	0	102,000	15,996	0	366,708
Brian M. Storms	None	0	0	0	0	0	0

(1)	Amounts in this column have been disclosed in the Summary Compensation Table at page 41.

(2)

Aggregate earnings are based upon the performance of a variety of mutual funds and shares of MMC common stock (and, in the case of Mr. Haldeman, shares of investment companies). Since these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of the SEC rules. Therefore, none of the amounts reported in this column are reportable in the Summary Compensation Table at page 41. Aggregate earnings that are shown as negative numbers represent negative performance of the investments in which the named executive officer is notionally invested.

(3)	Amounts in this column that were disclosed in our 2007 proxy are as follows: $256,254 for Mr. Cherkasky; $408,865 (total) for Mr. Bartley; $248,712 for Mr. Haldeman; and $150,000 for Mr. Spiller.

(4)	In connection with Mr. Spiller’s termination of employment with us on February 27, 2008, his account balance was forfeited.

(5)

Mr. Haldeman, while employed with us, participated in Putnam Investments’ Executive Deferred Compensation Plan, a nonqualified deferred compensation plan that coordinated with the tax-qualified Putnam Investments’ Profit Sharing Retirement Plan, a 401(k) plan. Under this plan, selected participants who reached any one of the limitations set forth in the Internal Revenue Code under the Profit Sharing Retirement Plan could, at their election, defer a designated percentage of their salary. In addition, Putnam Investments credited each participant’s account with the amount that he or she would have received as a matching contribution under the Profit Sharing Retirement Plan, but for the Internal Revenue Code limitations. This table reflects any contributions by Mr. Haldeman or Putnam Investments, as well as any earnings on or withdrawals or distributions from Mr. Haldeman’s deferred amount, through August 3, 2007, the effective date of the sale of Putnam Investments to Great-West. The “Aggregate Balance at Last FYE” column shows Mr. Haldeman’s account balance as of August 3, 2007.

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified termination of employment and upon a change in control of MMC, other than for Messrs. Haldeman and Storms, for which the table shows actual payments and benefits received or to be received in connection with the termination of their employment with us. In accordance with the SEC’s rules, this table assumes that the relevant “event” occurred on December 31, 2007, the last business day of the last completed fiscal year, except in the cases of Messrs. Haldeman and Storms.

Under each named executive officer’s employment agreement, he or she is entitled to severance benefits in the event of an involuntary termination of employment without “cause” (as described below) or a termination of employment for “good reason” (as described below). In addition, each named executive officer is entitled to specified benefits upon death or “disability” (as described below). MMC’s 2000 Senior Executive Incentive Stock Award Plan and 2000 Employee Incentive and Stock Award Plan also provide that in the event of a change in control of MMC, all equity-based awards become fully vested and exercisable, and any restrictions contained in the terms and conditions of the awards lapse. As discussed in “Compensation Discussion and Analysis — 2007 Corporate Governance Initiatives and Executive Compensation” at page 30, the terms of equity-based awards granted after March 15, 2007 contain a “double-trigger” change-in-control vesting provision, which requires a change in control of MMC followed by a specified termination of employment in order for accelerated vesting to occur. In addition, these plans provide that, if any equity-based award that vests as a result of a change in control of MMC is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, MMC will make a payment to the extent necessary to restore the participant to the same after-tax position had such excise tax not been imposed. Cash severance payments are not eligible for the tax gross-up benefit.

As of December 31, 2007, other than for Mr. Cherkasky, none of the named executive officers was eligible for benefits or payments upon an early retirement or normal retirement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Excise Tax Gross-up ($) (3)	Welfare and Retirement Benefits ($) (4) (5)	Office ($) (6)	Total ($)
Michael G. Cherkasky (7)
Involuntary termination without cause or termination for good reason	$7,150,000	$11,167,111	$0	N/A	$23,000	$0	$18,340,111
Involuntary termination or termination for good reason upon change in control	13,300,000	12,931,760	0	$1,230,261	23,000	0	27,485,021
Death or disability	2,250,000	11,167,111	0	N/A	0	0	13,417,111
Matthew B. Bartley
Involuntary termination without cause or termination for good reason	3,995,000	1,370,567	0	N/A	23,000	0	5,388,567
Involuntary termination or termination for good reason upon change in control (8)	3,575,000	1,426,521	0	209,662	23,000	0	5,234,183
Death or disability	650,000	1,398,728	0	N/A	0	0	2,048,728

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Excise Tax Gross-up ($) (3)	Welfare and Retirement Benefits ($) (4) (5)	Office ($) (6)	Total ($)
M. Michele Burns
Involuntary termination without cause or termination for good reason	4,652,000	2,060,372	0	N/A	8,000	0	6,720,372
Involuntary termination or termination for good reason upon change in control	4,475,000	2,986,822	0	387,930	116,865	0	7,966,617
Death or disability	850,000	2,060,372	0	N/A	0	0	2,910,372
John P. Drzik
Involuntary termination without cause or termination for good reason	2,800,000	937,144	0	N/A	41,000	0	3,778,144
Involuntary termination or termination for good reason upon change in control (9)	2,800,000	937,144	0	286,429	41,000	0	4,064,573
Death or disability	2,500,000	937,144	0	N/A	0	0	3,437,144
David H. Spiller (10)
Involuntary termination without cause or termination for good reason	3,900,000	3,502,431	0	N/A	31,000	0	7,433,431
Involuntary termination or termination for good reason upon change in control	3,900,000	3,502,431	0	368,197	31,000	0	7,801,628
Death or disability	0	3,502,431	0	N/A	0	0	3,502,431
Charles E. Haldeman (11)
Sale of Putnam Investments	0	1,190,448	0	0	0	0	1,190,448
Brian M. Storms (12)
Involuntary termination without cause or termination for good reason	6,100,000	10,096,373	0	N/A	23,000	67,032	16,286,405

(1)

Cash severance payments to each named executive officer are determined under his or her employment agreement. This column consists of cash severance plus, other than for Mr. Spiller, pro rata bonus. Cash severance for the named executive officers other than Mr. Drzik is equal to two times the sum of the named executive officer’s base salary plus the average or target bonus (Mr. Cherkasky: $7,150,000; Mr. Bartley: $2,600,000; Ms. Burns: $3,200,000; and Mr. Spiller: $3,900,000). Cash severance for Mr. Drzik is equal to one-half times his base salary ($300,000). Pro rata bonus means for the portion of the year prior to the termination of employment (although this table assumes the entire bonus is paid since termination is deemed to occur at year-end), multiplied by the named executive officer’s applicable bonus based on the degree of achievement of goals under the bonus program in effect at the time of termination (Mr. Cherkasky: $0; Mr. Bartley: $1,395,000; Ms. Burns: $1,452,000 and Mr. Drzik; $2,500,000). In the case of Messrs. Cherkasky and Bartley and Ms. Burns, in the event of a change in control, the pro rata bonus is $2,575,000, $975,000 and $1,275,000, respectively. In the cases of Messrs. Cherkasky, Bartley, Drzik and Spiller and Ms. Burns, in the event of death, the pro rata bonus is $2,250,000, $650,000, $0, $0, and $850,000, respectively. In the case of Mr. Cherkasky, in the event of a change in control, the multiplier is three times.

(2)

This column reflects equity-based awards with respect to MMC common stock outstanding as of December 31, 2007. The value of performance-based restricted stock units are shown at target performance, other than in connection with a change in control of MMC, where they are shown at maximum performance for the March 15, 2006 award. There are no amounts shown for unvested option awards since on December 31, 2007, the closing price of a share of MMC common stock was $26.47 per share, which was lower than the applicable exercise prices of the options held by our named executive officers.

(3)

Upon a change in control of MMC, if any outstanding equity-based award that vests as a result of the change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, MMC will make a payment to the extent necessary to restore the named executive officer to the same after-tax position had such excise tax not been imposed. The amounts in the table are calculated based on an excise tax rate of

20%, a federal tax rate of 35%, certain state tax rates (New York: 6.85%, New Jersey: 8.97%, and Connecticut: 6.85%); a local tax rate of 3.648% for New York City residents, a Medicare tax rate of 1.45% and the effect on federal taxes of the state tax deduction and phase-out of itemized deductions. Because this table assumes that the change in control event occurred on December 31, 2007, this column assumes a base amount covering years 2002 through 2006 inclusive, as applicable.

(4)

All of the named executive officers are entitled to continue receiving company-sponsored health insurance for 12 months (18 months in the case of Mr. Spiller and 36 months in the case of Mr. Drzik), provided that they waive their entitlements under COBRA. In order to receive such benefits, they will need to contribute at the same level applicable to similarly situated employees. In addition, Mr. Cherkasky is also eligible to receive retiree medical benefits under the terms of MMC’s retirement program, which is discussed in more detail in “Defined Benefit Retirement Program” at page 52. In order to participate in these retiree medical benefits, Mr. Cherkasky would be required to waive his entitlement to company-sponsored health insurance and any entitlements under COBRA.

(5)	The amounts reported in this column, where applicable, include matching 401(k) Savings & Investment Plan contributions made by MMC that would vest in the event of a change of control of MMC.

(6)	In connection with the termination of his employment, Mr. Storms received off-site office and administrative support for six months in order to assist him with his transition to new employment.

(7)

The amounts reported for Mr. Cherkasky reflect estimated payments and benefits assuming a termination of employment on December 31, 2007. Mr. Cherkasky’s employment with us terminated on January 29, 2008. He received a consulting fee at a monthly rate of $333,333 for each of January, February and March 2008, reduced by the amount of salary paid to him in 2008, and he received the following amounts in connection with the termination of his employment:

PAYMENTS TO MR. CHERKASKY IN CONNECTION WITH THE TERMINATION OF HIS EMPLOYMENT
	Total Cash Payment ($)	Unvested Stock Awards ($) (a)	Unvested Option Awards ($) (b)	Excise Tax Gross- up ($)	Welfare and Retirement Benefits ($)	Office ($) (c)	Total ($)
Michael G. Cherkasky	$7,150,000	$10,903,437	$0	N/A	$23,000	$197,500	$18,273,937

(a)

As described in further detail in footnote (7) to the “Outstanding Equity Awards at Fiscal Year End” table at page 49. Mr. Cherkasky’s outstanding restricted stock units became vested and were delivered (in the case of the performance-based restricted stock units, at target) on February 25, 2008 following his execution and nonrevocation of a separation and release agreement.

(b)

As described in further detail in footnotes (4), (5) and (6) to the “Outstanding Equity Awards at Fiscal Year End” table at page 49, Mr. Cherkasky’s outstanding stock options became vested and were delivered on February 25, 2008 following his execution and nonrevocation of a separation and release agreement.

(c)

In connection with the termination of his employment, Mr. Cherkasky receives off-site office and administrative support for 12 months in order to assist him with his transition to new employment. The amount shown in this column is the estimated annual value of these benefits.

(8)

Mr. Bartley’s stock and option awards that were granted prior to his promotion to chief financial officer of MMC on September 25, 2006 do not accelerate upon a termination of employment for “good reason.” Accordingly, if his employment terminated for “good reason,” the benefit with respect to his unvested stock awards would be $73,511 less than if he terminated involuntarily without “cause.”

(9)

Mr. Drzik’s stock and option awards do not accelerate upon a termination of employment for “good reason.” Accordingly, if his employment terminated for “good reason,” the benefit with respect to his unvested stock awards would be $579,582 less than if his employment terminated involuntarily without “cause.”

(10)

The amounts reported for Mr. Spiller reflect estimated payments and benefits assuming a termination of employment on December 31, 2007. Mr. Spiller’s employment with us terminated on February 27, 2008.

(11)

Represents amounts received or to be received by Mr. Haldeman in connection with the sale of Putnam Investments on August 3, 2007. For further detail, see footnote (2) to the “Option Exercises and Stock Vested” table at page 51.

(12)

Represents amounts received or to be received by Mr. Storms in connection with termination of his employment with us effective September 30, 2007. For further details, see footnote (3) to the “Option Exercises and Stock Vested” table at page 51.

Termination of Employment

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment benefits under the terms of the applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to all employees generally upon termination of employment.

These include the following:

■	Salary through the date of termination and accrued but unused vacation time;

■	Post-employment group medical benefit continuation at the employee’s cost;

■	Welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance;

■	Distributions of defined benefit plan benefits, whether or not tax-qualified (our United States retirement program is described in further detail in “Defined Benefit Retirement Program” at page 52);

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Distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in further detail in “Nonqualified Deferred Compensation” at page 54);

■	In the case of early or normal retirement, death or disability, the value of continued restricted stock unit vesting and stock option exercisability; and

■	Vested benefits.

Other than for Messrs. Drzik and Spiller, “cause” is defined as: (i) any willful refusal by the named executive officer to follow lawful directives of the Board which are consistent with the scope and nature of his or her duties and responsibilities; (ii) the named executive officer’s conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement; (iii) any gross negligence or willful misconduct of the named executive officer resulting in a material loss to MMC or any of its subsidiaries, or material damage to the reputation of MMC or any of its subsidiaries; (iv) any material breach by the named executive officer of any one or more of the covenants contained in his or her employment agreement; or (v) any violation of any statutory or common law duty of loyalty to MMC or any of its subsidiaries. Mr. Drzik’s definition of “cause” is, and Mr. Spiller’s definition of “cause” was, similar to, although slightly broader than, that of the other named executive officers.

Other than for Messrs. Drzik and Spiller, “good reason” is defined as: (i) assignment to the named executive officer of any duties materially inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by his or her employment agreement; (ii) any removal of the named executive officer from any of the positions he or she holds as of the date of his or her employment agreement; (iii) any failure by MMC to comply with the provisions of his or her employment agreement pertaining to level of compensation; (iv) failure by MMC to comply with any other material provisions of the employment agreement; or (v) change in the named executive officer’s principal work location to more than 50 miles from his or her current work location. Mr. Drzik’s definition of “good reason” is, and Mr. Spiller’s definition of “good reason” was, similar to, although slightly narrower than, that of the other named executive officers.

Other than for Messrs. Drzik and Spiller, “disability” occurs when the named executive officer is prevented from performing satisfactorily his or her obligations under his or her employment agreement for a period of at least 90 consecutive days or 180 nonconsecutive days within any 365-day period. For Mr. Drzik, “disability” occurs when he becomes eligible for benefits under MMC’s long-term disability plan. Mr. Spiller’s agreement did not have a specific definition for “disability.”

Change in Control

Our equity incentive plans have historically contained “single-trigger” change-in-control provisions, which provide that, unless otherwise stated in the terms of a specific award, all equity-based awards will vest in full upon a change in control of MMC. Our equity incentive plans also have historically contained a “gross-up” provision providing that, if any equity-based award that vests as a result of a change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, MMC will make a payment to the participant as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. As discussed in “Compensation Discussion and Analysis—2007 Corporate Governance Initiatives and Executive Compensation” at page 30, the terms of equity-based awards granted after March 15, 2007 contain a “double-trigger” change-in-control vesting provision, which requires a change in control of MMC followed by a specified termination of employment for accelerated vesting to occur.

The change-in-control provisions of our employment agreements also contain a “double trigger,” but do not contain a “gross-up” provision. The employment agreements are “double-trigger,” rather than providing severance payments solely on the basis of a change in control, as this is more consistent with the purpose of encouraging the continued employment of the senior executive following a change in control.

We use the same definition of “change in control” in the employment agreements and the equity incentive plans.

The applicable definitions of “cause” and “good reason” in connection with equity-based awards for our named executive officers are similar to those described above in “Termination of Employment.”

Restrictive Covenants

Each of the named executive officers is subject to nonsolicitation covenants in their employment agreements that prohibit the executive from:

■	soliciting any customer or client with respect to a competitive activity; and

■	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants in their employment agreements that prohibit the executive from engaging in a competitive activity.

For Mr. Cherkasky, the noncompetition and nonsolicitation period is 24 months from the date of termination of employment. For Ms. Burns and Mr. Bartley, the period is 12 months from the date of termination of employment.

For Mr. Drzik, the end of the noncompetition period depends on the circumstances surrounding his termination of employment. If Mr. Drzik’s employment is terminated without “cause,” for “good reason” or due to disability or retirement, the noncompetition period terminates six months after termination of his employment. If Mr. Drzik’s employment is terminated with “cause” or not for “good reason,” then the noncompetition period ends either three years after termination or on March 31, 2008, whichever is earlier. For Mr. Drzik, the nonsolicitation period is 12 months from the date of termination of employment.

Mr. Spiller was prohibited from engaging in, being connected with, or having any interest in (or assisting anyone else to do the same with respect to) any business that competes with Guy Carpenter in the insurance brokerage or risk management consulting business. This prohibition was applicable during his employment and remains applicable through February 27, 2009. In addition, Mr. Spiller remains subject to covenants relating to the nonsolicitation of specified service providers and customers or prospects through February 27, 2009.

In addition, at all times prior to and following the executive’s termination of employment, the named executive officers are subject to a confidentiality covenant.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

The following table sets forth information as of December 31, 2007, with respect to compensation plans under which equity securities of MMC are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by stockholders	16,831,441	(4)	$39.0523	22,139,626	(5)
Equity compensation plans not approved by stockholders	59,295,949	(6)	$32.7832	29,013,044	(7)
Total	76,127,390		$34.1965	51,152,670

(1)

This column reflects shares subject to unexercised options granted over the last ten years under MMC’s 2000 Senior Executive Incentive and Stock Award Plan, 1997 Senior Executive Incentive and Stock Award Plan, 1992 Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 1997 Employee Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.

(2)

The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of MMC common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 1,588,737 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2008 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme 2001 and the Share Participation Schemes for employees in Ireland is 494,908 shares. The shares remaining available for future issuance in column (c) includes any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet in each of notes (5) and (7) below.

(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.

(4)	Includes 3,573,548 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards and other deferred compensation obligations.

(5)	Includes the following:

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9,926,396 shares available for future awards under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. The number of shares available under this plan was reduced by ten million pursuant to authorization by the MMC Board of Directors in March 2007. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within the one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter.

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8,300,119 shares available for future awards under the 2000 Senior Executive Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards.

¡

3,017,141 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the tax-qualified 401(k) Savings & Investment Plan.

¡	895,970 shares available for future awards under the Directors Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)

Includes 13,744,063 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:

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13,279,562 shares available for future awards under the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), and Irish Savings Related Share Option Scheme 2001. The number of shares available reflects the May 2007 shareholder-approved addition of four million shares to the Stock Purchase Plan for International Employees.

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14,037,264 shares available for future awards under the 2000 Employee Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards.

¡	86,301 shares available for future awards under the Share Participation Schemes for employees in Ireland. Awards are made in shares of stock.

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1,289,432 shares available for future awards, and 320,485 shares that may be issued to settle outstanding awards, under the Special Severance Pay Plan. Awards consist of stock units and dividend equivalents.

The material features of MMC’s compensation plans that have not been approved by stockholders and under which MMC shares are authorized for issuance are described below. Any such material plans under which awards in MMC shares may currently be granted are included as exhibits to MMC’s Annual Report on Form 10-K for the year ended December 31, 2007.

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Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save As You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme.  Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period which varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the Stock Purchase Plan for International Employees, the purchase price may be no less than 95% of the market price of the stock on each of four quarterly purchase dates within the one-year offering period. Under the U.K. and Irish Plans, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

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2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.  The terms of this plan and the 1997 Employee Incentive and Stock Award Plan are described in Note 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2007 included in MMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. No future awards may be granted under any predecessor plan or program.

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Share Participation Schemes for employees in Ireland.  Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax.

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Special Severance Pay Plan.  Under this plan, certain holders of restricted stock or awards in lieu of restricted stock with at least ten years of service will receive payment in shares upon forfeiture of their award if their employment with MMC or one of its subsidiaries terminates. The amount of the payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service, and is subject to execution of a nonsolicitation agreement. Grants made on or after January 1, 2007 are not eligible for treatment under this plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION

MMC has adopted specific policies and procedures regarding Board review and approval or ratification of certain transactions between MMC and its directors, executive officers and others. See the discussion under the caption “Review of Related-Person Transactions” appearing at page 8 of this proxy statement.

Mr. Peter Zaffino was appointed president and chief executive officer of MMC’s subsidiary Guy Carpenter on February 27, 2008. Peter Zaffino’s father, Mr. Salvatore Zaffino, retired as chairman of Guy Carpenter in February 2007. Following his retirement, Salvatore Zaffino entered into a consulting agreement with Guy Carpenter and MMC, pursuant to which he has been providing Guy Carpenter and MMC jointly with up to 90 hours of consulting services per month, in exchange for an annual fee of $500,000. MMC and Salvatore Zaffino expect in the near future to enter into a new consulting agreement that will supersede the existing agreement. It is expected that, under the new agreement, Salvatore Zaffino will provide MMC with up to 100 hours of consulting services per month, in exchange for an annual fee of $550,000. It is expected that this new consulting agreement will expire on January 31, 2009.

Garrett Benton, brother-in-law of Peter Zaffino and a senior vice president of Guy Carpenter, received salary and bonus totaling approximately $145,000 in 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MMC’s directors and executive officers, and persons who own more than ten percent of the common stock of MMC, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of MMC common stock. MMC assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. All Section 16(a) filing requirements applicable to such individuals were complied with in 2007, except for one report covering one transaction filed late on behalf of Lord Lang, and one report covering one transaction filed late on behalf of Dr. Nadler.

Other Information

Shareholder derivative actions, purportedly brought on behalf of MMC, are pending in federal and state courts against, among others, certain of MMC’s current and former directors and officers. Four of these actions allege, among other claims, that current and former directors and officers of MMC breached their fiduciary duties with respect to the alleged misconduct described in the civil complaint filed on October 14, 2004 by the Office of the New York State Attorney General against MMC and Marsh Inc. Another derivative action alleges, among other claims, that current and former directors and officers of MMC violated their fiduciary duties owed to MMC as a result of a failure of oversight of market-timing in the Putnam mutual funds. All of these actions seek resulting damages allegedly suffered by MMC. These actions are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our 2007 Annual Report.

ITEM 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended the selection of Deloitte & Touche LLP as MMC’s independent registered public accounting firm for the 2008 fiscal year, subject to stockholder ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal year 2008 and perform other services. Deloitte & Touche acted as MMC’s independent registered public accounting firm for the year ended December 31, 2007. A Deloitte & Touche representative will be present at the 2008 annual meeting of stockholders, and will have an opportunity to make a statement and to answer your questions.

The affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP. Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of Deloitte & Touche LLP.

The Board recommends you vote FOR this proposal.

Fees of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2007 and 2006, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2007	2006
Audit Fees Includes an audit of the effectiveness of MMC’s controls over financial reporting at December 31, 2007, an audit of MMC’s consolidated financial statements and reviews of the consolidated financial statements included in MMC’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.	$22,213	$20,863
Audit-Related Fees Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.	878	1,834
Tax Fees Includes tax consulting and compliance services not related to the audit.	993	1,645
All Other Fees Includes consulting fees related to outsourcing projects.	630	861

Total	$24,714	$25,203

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche LLP to MMC and its subsidiaries. The policy provides the guidelines necessary to adhere to MMC’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The committee reviews the suitability of the pre-approval policy at least annually.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of the five directors named below. Each member of the Committee is independent as required by MMC, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of MMC’s financial statements and control environment; the qualifications, independence and performance of MMC’s independent auditors; and compliance with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the MMC Board of Directors.

Management is responsible for MMC’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, MMC’s independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of MMC’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on MMC’s internal control over financial reporting as of the end of MMC’s fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2007, in the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte & Touche MMC’s audited financial statements as of and for the year ended December 31, 2007, as well as matters related to internal control over financial reporting and the processes that support MMC’s reported financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by PCAOB Interim Standard, Communications with Audit Committees (AU 380), as amended. The Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has considered whether the provision of other non-audit services by Deloitte & Touche to MMC is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s assertion on internal control over financial reporting be included in MMC’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the firm’s independent registered public accounting firm for 2008. The Board of Directors concurred with that selection and has recommended this selection to MMC stockholders for ratification.

Submitted by the Audit Committee

of the MMC Board of Directors

Leslie M. Baker, Jr.	Marc D. Oken (Chair)
Zachary W. Carter	David A. Olsen
Bruce P. Nolop

ITEM 3

PROPOSAL TO AMEND MMC’S RESTATED CERTIFICATE OF INCORPORATION

TO ELIMINATE CLASSIFIED BOARD STRUCTURE

After careful consideration and upon the recommendation of its Directors and Governance Committee, the Board of Directors has unanimously determined that it would be in the best interests of MMC and its stockholders to amend MMC’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of all directors, as described below. The Board is now asking MMC’s stockholders to approve this amendment to the Restated Certificate of Incorporation.

MMC’s Current Classified Board Structure

Article Fifth of MMC’s current Restated Certificate of Incorporation divides MMC’s directors into three classes as nearly equal in size as possible, with members of each class serving three-year terms of office. Consequently, at any given annual meeting of stockholders, MMC’s stockholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board.

Proposed Declassification of the Board

In January 2008, the Board of Directors voted to approve, and to recommend that MMC’s stockholders approve at the 2008 annual meeting, an amendment to MMC’s Restated Certificate of Incorporation that would eliminate the Board’s classified structure. If MMC’s stockholders approve the proposed amendment, directors who have been elected to three-year terms prior to the effectiveness of the amendment (including directors elected at the 2008 annual meeting) will complete those terms. Beginning with the 2009 annual meeting, directors whose previous terms are expiring will be subject to election for a one-year term expiring at the next annual meeting. Thus, beginning with the 2011 annual meeting, the entire Board will be elected annually.

Rationale for Declassification

The Board of Directors is committed to good corporate governance at MMC. Accordingly, in determining whether to propose declassification as described above, the Board carefully reviewed the various arguments for and against a classified Board structure.

The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing a company’s vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. The Board also believes that implementing annual elections for all directors would support MMC’s ongoing effort to adopt “best practices” in corporate governance.

In view of the considerations described above, the Board of Directors, upon the recommendation of its Directors and Governance Committee, has unanimously determined that it is in the best interests of MMC and its stockholders to eliminate the classified Board structure as proposed.

Text and Legal Effectiveness of Proposed Amendment

Approval of this proposal will cause Article Fifth of MMC’s Restated Certificate of Incorporation to be amended and restated in its entirety. A copy of Article Fifth as it is proposed to be amended and restated is attached to this proxy statement as Appendix A.

If MMC’s stockholders approve the proposed amendment, it will become legally effective upon the filing of a certificate of amendment to MMC’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. MMC would make that filing shortly after the 2008 annual meeting. If MMC’s stockholders do not approve the proposed amendment, the Board of Directors will remain classified.

In order to be approved, this proposal must receive the affirmative vote of a majority of the shares of MMC common stock outstanding and entitled to vote at the 2008 annual meeting.

The Board of Directors recommends that you vote FOR this proposal.

ITEM 4

STOCKHOLDER PROPOSAL: POLITICAL CONTRIBUTIONS

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, the beneficial owner of 400 shares of MMC common stock, has notified MMC that it intends to present the following proposal at the annual meeting:

Resolved, that the shareholders of Marsh & McLennan Companies (“Marsh & McLennan,” “Marsh” or the “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

(a)	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

(b)	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

(c)	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Marsh & McLennan, we support policies that apply transparency and accountability to corporate spending on political activities. In our view, such disclosure is consistent with public policy and in the best interest of the Company’s shareholders. Absent a system of accountability, we believe that company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. We are concerned that there is currently no single source of information that provides all of the information sought by this resolution.

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the Company is necessary for the Company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets. Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s. In addition, payments can be made to trade associations, and the portion of those payments used for political activities do not have to be disclosed.

We believe increased political disclosure will make our Company’s political contributions more transparent and allow shareholders to fully evaluate the use of corporate assets in election campaigns.

The Board of Directors recommends that you vote AGAINST

the proposal for the following reasons:

Over the last three years, MMC and its operating subsidiaries have made no contributions to political parties, candidates for public office or organizations organized under Section 527 of the Internal Revenue Code, even if permitted by federal or state law. Neither MMC nor any of its subsidiaries maintains a political action committee.

MMC maintains a publicly available policy regarding the use of corporate funds for political purposes. Under Part VII of MMC’s Code of Business Conduct & Ethics (available at www.mmc.com), any political contributions that MMC or its operating subsidiaries might consider making would be subject to strict internal approval requirements.

MMC does not participate in the activities of tax-exempt trade associations and similar organizations for political purposes. MMC’s participation is intended to serve stockholders by advancing the company’s commercial interests, educating its employees and furthering its ability to serve clients. Moreover, MMC has no reliable way to track the extent to which any political contributions by such organizations might be proportionately attributable to MMC’s membership dues.

In view of the foregoing, the Board does not believe the report suggested in the proposal is necessary to deter management from using corporate assets for political objectives not shared by MMC and its stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST the proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS

FOR 2009 ANNUAL MEETING

Stockholder Proposals under Rule 14a-8

Pursuant to the SEC’s Rule 14a-8, if a stockholder wants MMC to include a proposal in our proxy statement and form of proxy for presentation at our 2009 annual meeting of stockholders, the proposal must be received by MMC at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than [                    ], 2008. The proposal must be sent to the attention of MMC’s Corporate Secretary.

Other Stockholder Proposals

Article II of MMC’s by-laws sets forth certain procedures that a stockholder must follow if the stockholder wants to introduce an item of business other than a proposal under Rule 14a-8 at an annual meeting of stockholders. These procedures provide that an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to MMC at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, to the attention of MMC’s Corporate Secretary. In connection with our 2009 annual meeting of stockholders, any such submission must be received by MMC not later than 90 days prior to the anniversary date of the 2008 annual meeting; except that, if MMC calls the 2009 annual meeting for a date that is not within 30 days before or after the anniversary date of the 2008 annual meeting, MMC must receive the submission not later than the close of business on the fifteenth day following the day on which MMC mailed notice of or otherwise publicly disclosed the date of the 2009 annual meeting. Article II of MMC’s by-laws contains further requirements as to the content of the submission.

APPENDIX A

New language is indicated by underlining,

and deletions are indicated by strike-throughs.

PROPOSED AMENDMENTS TO ARTICLE FIFTH

OF THE MARSH & MCLENNAN COMPANIES, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FIFTH:(a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors ~~consisting~~.

(1) Number of Directors. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other outstanding series or class of capital stock as may be specified in this Restated Certificate of Incorporation, the Board of Directors of the Corporation shall consist of not less than nine nor more than twenty-seven directors, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of at least two-thirds of the entire Board of Directors. ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement~~

(2) Terms of Directors. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other outstanding series or class of capital stock as may be specified in this Restated Certificate of Incorporation: (i) at the 2009 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2010 Annual Meeting of Stockholders; (ii) at the 2010 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders; and (iii) at the 2011 Annual Meeting of Stockholders and each Annual Meeting of Stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next Annual Meeting of Stockholders. Subject to prior death, retirement, resignation, disqualification or removal from office, a director shall hold office until his or her term has expired and his or her successor has been duly elected and qualified. ~~Any~~

(3) Vacancies. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock or any other outstanding series or class of capital stock as may be specified in this Restated Certificate of Incorporation, any vacancy on the Board of Directors ~~from any cause whatsoever~~(resulting from death, retirement, resignation, disqualification, removal from office or any other reason) and any newly created directorships (resulting from an increase in the authorized number of directors or any other reason) may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. ~~Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same~~

A-1

~~remaining term as that of his predecessor.~~ Any director so chosen shall hold office until the term of the director whom he or she replaced has expired and his or her successor has been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

~~Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, pursuant to Part I of Article FOURTH of this Restated Certificate of Incorporation, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.~~

(b) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

(c) Wherever the term “Board of Directors” is used in this Restated Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Restated Certificate of Incorporation.

A-2

MARSH & McLENNAN COMPANIES, INC. C/O PROXY SERVICES P.O. BOX 9162 FARMINGDALE, NY 11735	VOTE BY TELEPHONE OR INTERNET OR MAIL
24 Hours a Day - 7 days a Week
It’s Fast and Convenient
VOTE BY INTERNET - www.proxvvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date, which is May 12, 2008 for shares held in a Plan (as defined on the reverse of this proxy card), and May 14, 2008 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by MMC in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted at the end of your voting session, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the cut-off date, which is May 12, 2008 for shares held in a Plan (as defined on the reverse of this proxy card), and May 14, 2008 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Marsh & McLennan Companies, Inc., c/o Proxy Services. P.O. Box 9162, Farmingdale, NY 11735.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MMCLN1 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSH & McLENNAN COMPANIES, INC.
The Board of Directors Recommends a vote “FOR” the listed director nominees and proposals 2 and 3 and “AGAINST” proposal 4.
Item 1.	Election of Directors		For	Against	Abstain

	1a.	Stephen R. Hardis	☐	☐	☐			For	Against	Abstain

	1b.	The Rt. Hon. Lord Lang of Monkton, DL	☐	☐	☐	Item 2.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐

	1c.	Morton O. Schapiro	☐	☐	☐	Item 3.	Proposal to Amend MMC’s Restated Certificate of Incorporation to Eliminate Classified Board Structure	☐	☐	☐

	1d.	Adele Simmons	☐	☐	☐

	1e.	Brian Duperreault	☐	☐	☐	Item 4.	Stockholder Proposal: Political Contributions	☐	☐	☐

	1f.	Bruce P. Nolop	☐	☐	☐

Please sign exactly as your name or names appear(s) above. For joint accounts, each owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate capacity in which you are signing.

For comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting. If you are voting by telephone, in order to select the option to attend the meeting you must select option #2 (vote on directors and proposals individually) on the telephone prompt.

			☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your Proxy Form. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your Proxy Form.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2008 Notice and Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

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PROXY		PROXY

MARSH & McLENNAN COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING
FOR ALL STOCKHOLDERS

The undersigned hereby appoints Peter J. Beshar and Luciana Fato proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 15, 2008 at 10:00 a.m. (New York City time) in the auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York and at any adjournment thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(K) SAVINGS & INVESTMENT PLAN, THE MERCER HR SERVICES RETIREMENT PLAN AND/OR THE PUTNAM RETIREMENT PLAN:

This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(K) Savings & Investment Plan (the “SIP”), the Mercer HR Services Retirement Plan (the “Mercer Plan”) and the Putnam Retirement Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (“MMC”) held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of MMC stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of MMC on May 15, 2008 and at any adjournment thereof. Provided this card is received by May 12, 2008, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR items 1, 2 and 3 and AGAINST item 4. Under each Plan, the trustees of the Plan shall vote all undirected, and in the case of the SIP and the Mercer Plan, all unallocated, shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Putnam Retirement Plan, any unallocated shares are voted as directed by the Putnam Benefits Investment Committee. Under the SIP and the Mercer Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of MMC stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTIONS ARE MADE, THEY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4. IN THEIR DISCRETION THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

Comments:	________________________________________________
____________________________________________________________________

(If you noted any Comments above, please mark corresponding box on the reverse side.)